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2Q
17

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose. The merger with DuPont Fabros Technology, Inc. is expected to close later this year, subject to approval by the shareholders of both DuPont Fabros and Digital Realty and the satisfaction of other closing conditions. There can be no assurance that the merger with DuPont Fabros will be consummated on the anticipated schedule or at all. Please see the risks described under the heading "Risks Related to the Mergers" in the Current Report on Form 8-K filed by Digital Realty Trust, Inc. and Digital Realty Trust, L.P. on July 10, 2017.

DIGITAL REALTY

Financial Supplement
Table of Contents	Second Quarter 2017

Financial Supplement
Corporate Information	Second Quarter 2017

Corporate Profile
Digital Realty Trust, Inc. owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from financial services, cloud and information technology services, to manufacturing, energy, healthcare, and consumer products. As of June 30, 2017, the company's 145 properties, including 14 properties held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty's portfolio is comprised of approximately 23.4 million square feet, excluding approximately 1.2 million square feet of space under active development and 1.8 million square feet of space held for future development, located throughout North America, Europe, Asia and Australia. For additional information, please visit the company's website at www.digitalrealty.com.

Corporate Headquarters
Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Website: www.digitalrealty.com

Senior Management
A. William Stein: Chief Executive Officer
Andrew P. Power: Chief Financial Officer
Scott E. Peterson: Chief Investment Officer
Jarrett B. Appleby: Chief Operating Officer
Michael Henry: Chief Information Officer
Chris Sharp: Chief Technology Officer

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.digitalrealty.com
(Please proceed to the Investor Relations section)

Analyst Coverage

Bank of America
Merrill Lynch	Barclays Capital	Canaccord Genuity	Citigroup	Cowen & Company
Michael J. Funk	Ross Smotrich	Paul Morgan	Michael Rollins	Colby Synesael
(646) 855-5664	(212) 526-2306	(415) 229-7181	(212) 816-1116	(646) 562-1355

Jeffrey Spector	Dan Occhionero	Joseph Ng	Emmanuel Korchman	Jonathan Charbonneau
(646) 855-1363	(212) 526-7164	(212) 389-8096	(212) 816-1382	(646) 562-1356

Deutsche Bank	Green Street Advisors	Guggenheim Securities	Jefferies	JP Morgan
Vincent Chao	Lukas Hartwich	Robert Gutman	Jonathan Petersen	Richard Choe
(212) 250-6799	(949) 640-8780	(212) 518-9148	(212) 284-1705	(212) 662-6708

Michael Husseini	David Guarino	Michael Hart	Omotayo Okusanya
(212) 250-7703	(949) 640-8780	(212) 518-9190	(212) 336-7076

KeyBanc	Macquarie	Morgan Stanley	Raymond James	RBC Capital Markets
Jordan Sadler	Andrew DeGasperi	Sumit Sharma	Frank Louthan	Jonathan Atkin
(917) 368-2280	(212) 231-0649	(212) 761-0078	(404) 442-5867	(415) 633-8589

Austin Wurschmidt			Paul Puryear	Bora Lee
(917) 368-2311			(727) 567-2253	(212) 618-7823

RW Baird	Stifel	Sun Trust	UBS	Wells Fargo
David Rodgers	Matthew Heinz	Greg Miller	John Hodulik	Jennifer Fritzsche
(216) 737-7341	(443) 224-1382	(212) 303-4169	(212) 713-4226	(312) 920-3548

		Matthew Kahn	Lisa Friedman	Eric Luebchow
		(212) 319-2644	(212) 713-2589	(312) 630-2386

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website at www.digitalrealty.com.

Financial Supplement
Corporate Information (Continued)	Second Quarter 2017

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series G Preferred Stock:	DLRPRG
Series H Preferred Stock:	DLRPRH
Series I Preferred Stock:	DLRPRI

Note that symbols may vary by stock quote provider.

Credit Ratings

Standard & Poors
Corporate Credit Rating:	BBB	(Positive Outlook)
Preferred Stock:	BB+

Moody's
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing organization at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty's common stock (DLR):

	Three Months Ended
	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16
High price (1)	$121.53	$109.00	$98.79	$113.21	$109.08
Low price (1)	$105.17	$98.03	$85.63	$91.27	$85.50
Closing price, end of quarter (1)	$112.95	$106.39	$98.26	$97.12	$108.99
Average daily trading volume (1)	1,194,181	1,257,844	1,468,081	1,821,628	2,005,969
Indicated dividend per common share (2)	$3.72	$3.72	$3.52	$3.52	$3.52
Closing annual dividend yield, end of quarter	3.3%	3.5%	3.6%	3.6%	3.2%
Shares and units outstanding, end of quarter (3)	164,586,841	162,086,063	161,494,781	161,447,802	149,396,223
Closing market value of shares and units outstanding (4)	$18,590,084	$17,244,336	$15,868,477	$15,679,811	$16,282,694

(1)	New York Stock Exchange trades only.

(2)	On an annualized basis.

(3)
As of June 30, 2017, the total number of shares and units includes 162,183,489 shares of common stock, 796,814 common units held by third parties and 1,606,538 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares potentially issuable upon conversion of our series G, series H and series I cumulative redeemable preferred stock upon certain change of control transactions.

(4)	Dollars in thousands as of the end of the quarter.
This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website at www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of June 30, 2017	Second Quarter 2017

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	162,183,489	98.5%
Cambay Tele.com, LLC (3)	796,814	0.5%
Directors, Executive Officers and Others	1,606,538	1.0%
Total	164,586,841	100.0%

(1)
Reflects limited partnership interests held by our directors, officers and others in the form of common units, vested and unvested long-term incentive units and excludes all unexercised common stock options.

(2)
The total number of units includes 162,183,489 general partnership common units, 796,814 common units held by third parties and 1,606,538 common units and vested and unvested long-term incentive units held by directors, officers and others, and excludes all shares potentially issuable upon conversion of our series G, series H and series I cumulative redeemable preferred stock upon certain change of control transactions. We redeemed all outstanding shares of our series F cumulative redeemable preferred stock on April 5, 2017.

(3)
This third-party contributor received the common units (along with cash and our operating partnership's assumption of debt) in exchange for their interests in 200 Paul Avenue, 1100 Space Park Drive, the eXchange colocation business and other specified assets and liabilities. Includes 388,913 common units held by the members of Cambay Tele.com, LLC.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Second Quarter 2017

Shares and Units at End of Quarter	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16
Common shares outstanding	162,183,489	159,539,892	159,019,118	158,926,811	146,859,067
Common units outstanding	2,403,352	2,546,171	2,475,663	2,520,991	2,537,156
Total Shares and Partnership Units	164,586,841	162,086,063	161,494,781	161,447,802	149,396,223

Enterprise Value
Market value of common equity (1)	$18,590,083	$17,244,336	$15,868,477	$15,679,811	$16,282,694
Liquidation value of preferred equity	865,000	1,047,500	1,047,500	1,047,500	1,335,000
Total debt at balance sheet carrying value	6,437,620	6,201,329	5,838,607	6,024,987	6,135,406
Total Enterprise Value	$25,892,703	$24,493,165	$22,754,584	$22,752,298	$23,753,100
Total debt / total enterprise value	24.9%	25.3%	25.7%	26.5%	25.8%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$12,285,691	$11,981,861	$11,664,871	$11,617,684	$11,086,319
Total Assets	12,579,571	12,329,548	12,192,585	12,299,035	11,292,375
Total Liabilities	7,548,277	7,259,103	7,060,288	7,102,387	6,966,733

Selected Operating Data
Total operating revenues	$565,989	$550,569	$576,787	$546,293	$514,934
Total operating expenses	435,332	413,286	425,665	430,543	402,636
Interest expense	57,582	55,450	56,226	63,084	59,909
Net income	79,571	84,563	96,140	222,435	50,944
Net income available to common stockholders	57,837	66,145	77,682	187,330	27,951

Financial Ratios
EBITDA (2)	$296,169	$300,284	$312,822	$432,285	$265,706
Adjusted EBITDA (3)	328,862	323,416	312,139	306,963	296,904
Net Debt to Adjusted EBITDA (4)	5.1x	4.9x	4.8x	5.1x	5.2x
GAAP interest expense	57,582	55,450	56,226	63,084	59,909
Fixed charges (5)	75,992	77,589	79,127	89,291	87,457
Interest coverage ratio (6)	5.4x	5.4x	5.1x	4.6x	4.7x
Fixed charge coverage ratio (7)	4.3x	4.2x	3.9x	3.4x	3.4x

Profitability Measures
Net income per common share - basic	$0.36	$0.42	$0.49	$1.27	$0.19
Net income per common share - diluted	$0.36	$0.41	$0.49	$1.25	$0.19
Funds from operations (FFO) / diluted share and unit (8)	$1.44	$1.50	$1.58	$1.31	$1.36
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.54	$1.52	$1.43	$1.44	$1.42
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.42	$1.36	$1.31	$1.36	$1.33
Dividends per share and common unit	$0.93	$0.93	$0.88	$0.88	$0.88
Diluted FFO payout ratio (8) (10)	64.6%	62.0%	55.8%	66.9%	64.7%
Diluted Core FFO payout ratio (8) (11)	60.4%	61.2%	61.5%	61.1%	62.0%
Diluted AFFO payout ratio (9) (12)	65.4%	68.2%	67.3%	64.6%	66.1%

Portfolio Statistics
Buildings (13)	206	207	207	204	199
Properties (13)	140	142	142	141	140
Cross-connects	71,600	71,000	70,000	69,000	62,145
Net rentable square feet, excluding development space (13)	22,914,945	22,679,949	22,785,034	22,614,180	23,131,694
Occupancy at end of quarter (14)	89.1%	89.4%	89.4%	89.9%	90.4%
Occupied square footage	20,422,713	20,274,894	20,365,385	20,319,073	20,919,133
Space under active development (15)	1,182,869	1,470,816	2,020,816	1,336,590	1,468,437
Space held for development (16)	1,674,556	1,642,219	991,649	1,011,382	1,172,087
Weighted average remaining lease term (years) (17)	5.0	5.1	5.1	5.3	5.4
Same-capital occupancy at end of quarter (14) (18)	89.7%	89.9%	89.6%	90.4%	90.6%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Second Quarter 2017

(1)
The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock. Excludes shares issuable with respect to stock options that have been granted but have not yet been exercised, and also excludes all shares potentially issuable upon conversion of our series E, series F, series G, series H and series I cumulative redeemable preferred stock, as applicable, upon certain change of control transactions.

(2)
EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense and depreciation and amortization. For a discussion of EBITDA, see page 47. For a reconciliation of net income available to common stockholders to EBITDA, see page 46.

(3)
Adjusted EBITDA is EBITDA excluding severance-related expense, equity acceleration, and legal expenses, transaction and integration expenses, (gain) on real estate transactions, non-cash (gain) on lease termination, equity in earnings adjustment for non-core items, loss on currency forwards, other non-core expense adjustments, non-controlling interests, preferred stock dividends and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 47. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 46.

(4)
Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt, less unrestricted cash and cash equivalents, divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest.

(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges.

(8)	For a definition and discussion of FFO and core FFO, see page 47. For a reconciliation of net income available to common stockholders to FFO and core FFO, see page 13.

(9)	For a definition and discussion of AFFO, see page 47. For a reconciliation of core FFO to AFFO, see page 14.

(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.

(11)	Diluted Core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.

(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.

(13)	Includes properties held as investments in unconsolidated joint ventures. Excludes properties held-for-sale.

(14)
Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes properties held-for-sale.

(15)	Space under active development includes current Base Building and Data Centers projects in progress (see page 34). Excludes properties held-for-sale.

(16)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 38). Excludes properties held-for-sale.

(17)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

(18)
Represents properties owned as of December 31, 2015 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2016-2017, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Press Release	Second Quarter 2017

DIGITAL REALTY REPORTS SECOND QUARTER 2017 RESULTS

San Francisco, CA — July 27, 2017 — Digital Realty (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today financial results for the second quarter of 2017. All per-share results are presented on a fully-diluted share and unit basis.

Highlights

•	Reported net income available to common stockholders of $0.36 per share in 2Q17, compared to $0.19 per share in 2Q16

•	Reported FFO per share of $1.44 in 2Q17, compared to $1.36 in 2Q16

•	Reported core FFO per share of $1.54 in 2Q17, compared to $1.42 in 2Q16

•	Signed total bookings during 2Q17 expected to generate $34 million of annualized GAAP rental revenue, including an $8 million contribution from interconnection

•	Reiterated 2017 core FFO per share outlook of $5.95 - $6.10 and "constant-currency" core FFO per share outlook of $6.00 - $6.25

Financial Results
Digital Realty reported second quarter of 2017 revenues of $566 million, a 3% increase from the previous quarter and a 10% increase from the same quarter last year.
The company delivered second quarter of 2017 net income of $80 million, and net income available to common stockholders of $58 million, or $0.36 per diluted share, compared to $0.41 per diluted share in the previous quarter and $0.19 per diluted share in the same quarter last year.
Digital Realty generated second quarter of 2017 adjusted EBITDA of $329 million, a 2% increase from the previous quarter and an 11% increase over the same quarter last year.
The company reported second quarter of 2017 funds from operations (“FFO”) on a fully diluted basis of $236 million, or $1.44 per share, compared to $1.50 per share in the previous quarter and $1.36 per share in same quarter last year.
Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered second quarter of 2017 core FFO of $1.54 per share, a 1% increase from $1.52 per share in the previous quarter, and an 8% increase from $1.42 per share in the same quarter last year.

Leasing Activity
“During the second quarter of 2017, we signed total bookings representing $34 million of annualized GAAP rental revenue, including an $8 million contribution from interconnection," said Chief Executive Officer A. William Stein. "We further strengthened the balance sheet through opportunistic financings, and we reached an agreement to merge with DuPont Fabros, setting the stage for continued future value creation."
The weighted-average lag between leases signed during the second quarter of 2017 and the contractual commencement date was six months, in line with the long-term historical average.
In addition to new leases signed, Digital Realty also signed renewal leases representing $65 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the second quarter of 2017 rolled up 6.5% on a cash basis and up 9.3% on a GAAP basis.

Digital Realty Trust
Press Release	Second Quarter 2017

New leases signed during the second quarter of 2017 by region and product type are summarized as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
North America	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
Turn-Key Flex	$17,667	111,793	$158	11	$138
Colocation	6,612	30,057	220	2	289
Non-Technical	658	23,211	28	—	—
Total	$24,937	165,061	$151	13	$161

Europe (1)
Turn-Key Flex	$58	115	$501	—	$320
Powered Base Building	226	—	—	—	—
Colocation	1,051	2,880	365	—	435
Non-Technical	9	175	54	—	—
Total	$1,344	3,170	$424	—	$427

Asia Pacific (1)
Turn-Key Flex	$521	1,864	$279	—	$143
Total	$521	1,864	$279	—	$143

Interconnection	$7,589	N/A	N/A	N/A	N/A

Grand Total	$34,391	170,095	$158	13	$165

Note: Totals may not foot due to rounding differences.

(1)	Based on quarterly average exchange rates during the three months ended June 30, 2017.

Investment Activity
In May 2017, Digital Realty acquired a 264,000 square foot industrial building on a 13-acre site adjacent to the company's existing campus in Franklin Park, Illinois for a purchase price of $14 million. The building is fully leased with approximately two years of remaining lease term, and is targeted for redevelopment upon expiration of the in-place leases. The site is expected to support the build-out of 36 megawatts of critical power. Commencement of redevelopment will be subject to market demand and delivery will be phased to facilitate customer expansion requirements upon completion of the company's existing campus in Franklin Park.
In June 2017, the company acquired a five-acre land parcel adjacent to its existing development project in Amsterdam, the Netherlands for a purchase price of $6 million. The site is expected to support the development of up to 14 megawatts of critical power. Commencement of development will likewise be subject to market demand, and delivery will be phased to facilitate customer expansion requirements upon completion of the company's existing development project in Amsterdam.
In June 2017, the company entered into a definitive agreement to merge with DuPont Fabros in an all-stock transaction valued at approximately $7.6 billion in enterprise value. The combination is expected to enhance Digital Realty's ability to support the growth of the leading hyper-scale cloud service providers in the top U.S. data center metro areas, and to significantly enhance DuPont Fabros' customer and geographic diversification. The transaction is expected to close in the second half of 2017 and is subject to the approval of shareholders of both DuPont Fabros and Digital Realty in addition to other customary closing conditions.
In June 2017, Digital Realty invested $8 million to acquire a 4.9% stake in Megaport, a leading provider of software-defined networking interconnection solutions.

Balance Sheet
Digital Realty had approximately $6.4 billion of total debt outstanding as of June 30, 2017, substantially all of which was unsecured. At the end of the second quarter of 2017, net debt-to-adjusted EBITDA was 5.1x, debt-plus-preferred-to-total enterprise value was 28.2% and fixed charge coverage was 4.3x.
In April 2017, Digital Realty redeemed all 7.3 million outstanding shares of its 6.625% Series F preferred stock, at a redemption price of $25 per share, plus accrued and unpaid dividends for a total payment of $25.0184 per share, or a total of $182.6 million. During the second quarter of 2017, Digital Realty recognized a $6 million non-cash charge related to the redemption of the Series F preferred stock.
In May 2017, Digital Realty settled the remaining 2.375 million shares subject to the forward sale agreements originally entered into during the second quarter of 2016, generating net proceeds of approximately $211 million.
Also in May 2017, Digital Realty issued €125 million of floating rate notes due 2019 to an institutional investor in a private placement. The floating rate notes bear interest at three-month EURIBOR plus 0.50% and the initial interest rate is 0.169%.
In June 2017, an unconsolidated joint venture in which Digital Realty owns a 50% interest placed a $135 million 10-year mortgage on the Westin Building in Seattle, Washington. The mortgage bears interest at a fixed rate of 3.29% and matures in July 2027. The non-recourse mortgage loan will be interest-only during the 10-year term, and the entire principal amount will be due at maturity. Digital Realty recognized a $3 million gain related to the refinancing of the Westin Building during the second quarter of 2017.
Subsequent to quarter end, Digital Realty issued £250 million of 2.75% sterling-denominated notes due 2024 and £350 million of 3.30% sterling-denominated notes due 2029.

Digital Realty Trust
Press Release	Second Quarter 2017

2017 Outlook
Digital Realty reiterated its 2017 core FFO per share outlook of $5.95 - $6.10. The assumptions underlying this guidance, which reflects standalone results for Digital Realty only and does not include any financial impact from the pending merger with DuPont Fabros, are summarized in the following table.

	As of	As of	As of	As of
Top-Line and Cost Structure	Jan. 3, 2017	Feb. 16, 2017	Apr. 27, 2017	July 27, 2017
2017 total revenue	$2.2 - $2.3 billion	$2.2 - $2.3 billion	$2.2 - $2.3 billion	$2.2 - $2.3 billion
2017 net non-cash rent adjustments (1)	($5 - $10 million)	($5 - $10 million)	($5 - $10 million)	($5 - $10 million)
2017 Adjusted EBITDA margin	57.0% - 59.0%	57.0% - 59.0%	57.0% - 59.0%	57.0% - 59.0%
2017 G&A margin	6.0% - 7.0%	6.0% - 7.0%	6.0% - 7.0%	6.0% - 7.0%

Internal Growth
Rental rates on renewal leases
Cash basis	Slightly positive	Slightly positive	Slightly positive	Slightly positive
GAAP basis	Up high single-digits	Up high single-digits	Up high single-digits	Up high single-digits
Year-end portfolio occupancy	+/- 50 bps	+/- 50 bps	+/- 50 bps	+/- 50 bps
"Same-capital" cash NOI growth (2)	2.0% - 3.0%	2.0% - 3.0%	2.0% - 3.0%	2.0% - 3.0%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.20 - $1.24	$1.20 - $1.24	$1.20 - $1.28	$1.22 - $1.30
U.S. Dollar / Euro	$1.00 - $1.05	$1.00 - $1.05	$1.00 - $1.10	$1.05 - $1.15

External Growth
Dispositions
Dollar volume	$0 - $200 million	$0 - $200 million	$0 - $200 million	$0 - $200 million
Cap rate	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%
Development
CapEx	$0.8 - $1.0 billion	$0.8 - $1.0 billion	$0.8 - $1.0 billion	$0.8 - $1.0 billion
Average stabilized yields	10.0% - 12.0%	10.0% - 12.0%	10.0% - 12.0%	10.0% - 12.0%
Enhancements and other non-recurring CapEx (3)	$20 - $25 million	$20 - $25 million	$20 - $25 million	$20 - $25 million
Recurring CapEx + capitalized leasing costs (4)	$125 - $135 million	$125 - $135 million	$125 - $135 million	$125 - $135 million

Balance Sheet
Long-term debt issuance
Dollar amount	$400 - $600 million	$400 - $600 million	$400 - $600 million	$770 million
Pricing	3.50% - 4.25%	3.50% - 4.25%	3.50% - 4.25%	3.1%
Timing	Mid-to-late 2017	Mid-to-late 2017	Mid-to-late 2017	Mid-2017

Net income per diluted share	$1.60 - $1.75	$1.60 - $1.75	$1.55 - $1.65	$1.55 - $1.65
Real estate depreciation and (gain)/loss on sale	$4.20 - $4.20	$4.20 - $4.20	$4.30 - $4.30	$4.30 - $4.30
Funds From Operations / share (NAREIT-Defined)	$5.80 - $5.95	$5.80 - $5.95	$5.85 - $5.95	$5.85 - $5.95
Non-core expense and revenue streams	$0.10 - $0.15	$0.10 - $0.15	$0.10 - $0.15	$0.10 - $0.15
Core Funds From Operations / share	$5.90 - $6.10	$5.90 - $6.10	$5.95 - $6.10	$5.95 - $6.10
Foreign currency translation adjustments	$0.05 - $0.15	$0.05 - $0.15	$0.05 - $0.15	$0.05 - $0.15
Constant-Currency Core FFO / share	$5.95 - $6.25	$5.95 - $6.25	$6.00 - $6.25	$6.00 - $6.25

(1)	Net non-cash rent adjustments represents the sum of straight-line rental revenue, straight-line rent expense as well as the amortization of above- and below-market leases (i.e., FAS 141 adjustments).

(2)
The "same-capital" pool includes properties owned as of December 31, 2015 with less than 5% of the total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2016-2017, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.

(3)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.

(4)
Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions. Capitalized leasing costs include capitalized leasing compensation as well as capitalized internal leasing commissions.

Digital Realty Trust
Press Release	Second Quarter 2017

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, constant-currency core FFO, and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO and constant-currency core FFO, and definitions of FFO, core FFO and constant-currency core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

Investor Conference Call
Prior to Digital Realty’s investor conference call at 5:30 p.m. EDT / 2:30 p.m. PDT on July 27, 2017, a presentation will be posted to the Investors section of the company’s website at http://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company's second quarter 2017 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.
To participate in the live call, investors are invited to dial (888) 317-6003 (for domestic callers) or (412) 317-6061 (for international callers) and reference the conference ID# 0932270 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at http://investor.digitalrealty.com.
Telephone and webcast replays will be available after the call until August 31, 2017. The telephone replay can be accessed by dialing (877) 344-7529 (for domestic callers) or (412) 317-0088 (for international callers) and providing the conference ID# 10109854. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty
Digital Realty supports the data center, colocation and interconnection strategies of more than 2,300 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty's clients include domestic and international companies of all sizes, ranging from financial services, cloud and information technology services, to manufacturing, energy, gaming, life sciences and consumer products.
Additional information about Digital Realty is included in the Company Overview, available on the Investors page of Digital Realty’s website at www.digitalrealty.com. The Company Overview is updated periodically, and may contain material information and updates. To receive e-mail alerts when the Company Overview is updated, please visit the Investors page of Digital Realty’s website.

Contact Information
Andrew P. Power
Chief Financial Officer
Digital Realty
(415) 738-6500

John J. Stewart / Maria S. Lukens
Investor Relations
Digital Realty
(415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Second Quarter 2017

	Three Months Ended					Six Months Ended
	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16	30-Jun-17	30-Jun-16
Rental revenues	$412,576	$404,126	$399,062	$395,212	$377,109	$816,702	$748,237
Tenant reimbursements - Utilities	68,407	63,398	63,956	68,168	62,363	131,805	121,318
Tenant reimbursements - Other	24,935	23,890	23,853	27,497	25,848	48,825	51,111
Interconnection & other	58,301	57,225	55,094	53,897	48,363	115,526	95,326
Fee income	1,429	1,895	1,718	1,517	1,251	3,324	3,050
Other	341	35	33,104	2	—	376	91
Total Operating Revenues	$565,989	$550,569	$576,787	$546,293	$514,934	$1,116,558	$1,019,133

Utilities	$82,739	$77,198	$76,896	$85,052	$74,396	$159,937	$144,313
Rental property operating	91,977	92,141	92,372	92,140	85,152	184,118	169,404
Property taxes	28,161	26,919	27,097	20,620	27,449	55,080	54,780
Insurance	2,576	2,592	2,369	2,470	2,241	5,168	4,653
Depreciation & amortization	178,111	176,466	176,581	178,133	175,594	354,577	344,610
General & administrative	37,144	33,778	40,481	43,555	32,681	70,922	62,489
Severance, equity acceleration, and legal expenses	365	869	672	2,580	1,508	1,234	2,956
Transaction and integration expenses	14,235	3,323	8,961	6,015	3,615	17,558	5,515
Other expenses	24	—	236	(22)	—	24	(1)
Total Operating Expenses	$435,332	$413,286	$425,665	$430,543	$402,636	$848,618	$788,719

Operating Income	$130,657	$137,283	$151,122	$115,750	$112,298	$267,940	$230,414

Equity in earnings of unconsolidated joint ventures	$8,388	$5,324	$4,742	$4,152	$4,132	$13,712	$8,210
Gain (loss) on real estate transactions	380	(522)	(195)	169,000	—	(142)	1,097
Interest and other income	367	151	(970)	355	(3,325)	518	(3,949)
Interest (expense)	(57,582)	(55,450)	(56,226)	(63,084)	(59,909)	(113,032)	(117,170)
Tax (expense)	(2,639)	(2,223)	(2,304)	(3,720)	(2,252)	(4,862)	(4,361)
Loss from early extinguishment of debt	—	—	(29)	(18)	—	—	(964)
Net Income	$79,571	$84,563	$96,140	$222,435	$50,944	$164,134	$113,277

Net (income) attributable to non-controlling interests	(920)	(1,025)	(1,065)	(3,247)	(569)	(1,945)	(1,353)
Net Income Attributable to Digital Realty Trust, Inc.	$78,651	$83,538	$95,075	$219,188	$50,375	$162,189	$111,924

Preferred stock dividends	(14,505)	(17,393)	(17,393)	(21,530)	(22,424)	(31,898)	(44,848)
Issuance costs associated with redeemed preferred stock	(6,309)	—	—	(10,328)	—	(6,309)	—

Net Income Available to Common Stockholders	$57,837	$66,145	$77,682	$187,330	$27,951	$123,982	$67,076

Weighted-average shares outstanding - basic	160,832,889	159,297,027	158,956,606	147,397,853	146,824,268	160,069,201	146,694,916
Weighted-average shares outstanding - diluted	161,781,868	160,421,655	159,699,411	149,384,871	147,808,268	161,059,527	147,416,934
Weighted-average fully diluted shares and units	164,026,578	162,599,529	162,059,914	151,764,542	150,210,714	163,271,004	149,859,276

Net income per share - basic	$0.36	$0.42	$0.49	$1.27	$0.19	$0.77	$0.46
Net income per share - diluted	$0.36	$0.41	$0.49	$1.25	$0.19	$0.77	$0.46

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2017

Reconciliation of Net Income to Funds From Operations (FFO)	Three Months Ended					Six Months Ended
	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16	30-Jun-17	30-Jun-16

Net Income Available to Common Stockholders	$57,837	$66,145	$77,682	$187,330	$27,951	$123,982	$67,076
Adjustments:
Non-controlling interests in operating partnership	807	904	1,154	3,024	457	1,711	1,120
Real estate related depreciation & amortization (1)	175,010	173,447	173,523	175,332	167,043	348,457	333,955
Impairment charge related to Telx trade name	—	—	—	—	6,122	—	6,122
Unconsolidated JV real estate related depreciation & amortization	2,754	2,757	2,823	2,810	2,810	5,510	5,613
(Gain) loss on real estate transactions	(380)	522	195	(169,000)	—	142	(1,097)
Funds From Operations	$236,028	$243,775	$255,377	$199,496	$204,383	$479,802	$412,789

Funds From Operations - diluted	$236,028	$243,775	$255,377	$199,496	$204,383	$479,802	$412,789

Weighted-average shares and units outstanding - basic	163,078	161,475	161,317	149,778	149,227	162,281	149,137
Weighted-average shares and units outstanding - diluted (2)	164,027	162,600	162,060	151,765	150,211	163,271	149,859

Funds From Operations per share - basic	$1.45	$1.51	$1.58	$1.33	$1.37	$2.96	$2.77

Funds From Operations per share - diluted (2)	$1.44	$1.50	$1.58	$1.31	$1.36	$2.94	$2.75

	Three Months Ended					Six Months Ended
Reconciliation of FFO to Core FFO	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16	30-Jun-17	30-Jun-16

Funds From Operations - diluted	$236,028	$243,775	$255,377	$199,496	$204,383	$479,802	$412,789
Adjustments:
Termination fees and other non-core revenues (3)	(341)	(35)	(33,104)	(2)	—	(376)	(91)
Transaction and integration expenses	14,235	3,323	8,961	6,015	3,615	17,558	5,515
Loss from early extinguishment of debt	—	—	29	18	—	—	964
Issuance costs associated with redeemed preferred stock	6,309	—	—	10,328	—	6,309	—
Equity in earnings adjustment for non-core items	(3,285)	—	—	—	—	(3,285)	—
Severance, equity acceleration, and legal expenses (4)	365	869	672	2,580	1,508	1,234	2,956
Loss on currency forwards	—	—	—	—	3,082	—	3,082
Other non-core expense adjustments	24	—	236	(22)	—	24	(1)
Core Funds From Operations - diluted	$253,335	$247,932	$232,171	$218,413	$212,587	$501,266	$425,214

Weighted-average shares and units outstanding - diluted (2)	164,027	162,600	162,060	151,765	150,211	163,271	149,859

Core Funds From Operations per share - diluted (2)	$1.54	$1.52	$1.43	$1.44	$1.42	$3.07	$2.84

(1) Real Estate Related Depreciation & Amortization:	Three Months Ended					Six Months Ended
	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16	30-Jun-17	30-Jun-16

Depreciation & amortization per income statement	$178,111	$176,466	$176,581	$178,133	$175,594	$354,577	$344,610
Non-real estate depreciation	(3,101)	(3,019)	(3,058)	(2,801)	(2,429)	(6,120)	(4,533)
Impairment charge related to Telx trade name	—	—	—	—	(6,122)	—	(6,122)

Real Estate Related Depreciation & Amortization	$175,010	$173,447	$173,523	$175,332	$167,043	$348,457	$333,955

(2)
For all periods presented, we have excluded the effect of dilutive series E, series F, series G, series H and series I preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series E, series F, series G, series H and series I preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and page 14 for calculations of weighted average common stock and units outstanding.

(3)	Includes lease termination fees and certain other adjustments that are not core to our business.

(4)	Relates to severance and other charges related to the departure of company executives and integration related severance.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2017

	Three Months Ended					Six Months Ended
Reconciliation of Core FFO to AFFO	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16	30-Jun-17	30-Jun-16

Core FFO available to common stockholders and unitholders	$253,335	$247,932	$232,171	$218,413	$212,587	$501,266	$425,214
Adjustments:
Non-real estate depreciation	3,101	3,019	3,058	2,801	2,429	6,120	4,533
Amortization of deferred financing costs	2,518	2,443	2,455	2,550	2,643	4,961	4,903
Amortization of debt discount/premium	713	697	693	693	689	1,410	1,336
Non-cash stock-based compensation expense	5,637	3,704	3,774	4,041	4,630	9,341	8,050
Straight-line rental revenue	(2,110)	(4,058)	(5,210)	(6,032)	(5,554)	(6,168)	(13,010)
Straight-line rental expense	4,343	4,187	5,096	6,402	5,933	8,530	11,588
Above- and below-market rent amortization	(1,946)	(1,973)	(2,048)	(2,002)	(1,997)	(3,919)	(4,263)
Deferred non-cash tax expense	(1,443)	(653)	(1,279)	(189)	669	(2,096)	1,306
Capitalized leasing compensation (1)	(2,740)	(2,634)	(3,644)	(2,795)	(2,455)	(5,374)	(5,150)
Recurring capital expenditures (2)	(26,740)	(29,588)	(21,246)	(15,252)	(17,914)	(56,328)	(38,978)
Capitalized internal leasing commissions	(1,355)	(1,493)	(1,835)	(1,786)	(1,677)	(2,848)	(3,701)

AFFO available to common stockholders and unitholders (3)	$233,313	$221,583	$211,984	$206,844	$199,984	$454,895	$391,828

Weighted-average shares and units outstanding - basic	163,078	161,475	161,317	149,778	149,227	162,281	149,137
Weighted-average shares and units outstanding - diluted (4)	164,027	162,600	162,060	151,765	150,211	163,271	149,859

AFFO per share - diluted (4)	$1.42	$1.36	$1.31	$1.36	$1.33	$2.79	$2.61

Dividends per share and common unit	$0.93	$0.93	$0.88	$0.88	$0.88	$1.86	$1.76

Diluted AFFO Payout Ratio	65.4%	68.2%	67.3%	64.6%	66.1%	66.8%	67.3%

	Three Months Ended					Six Months Ended
Share Count Detail	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16	30-Jun-17	30-Jun-16

Weighted Average Common Stock and Units Outstanding	163,078	161,475	161,317	149,778	149,227	162,281	149,137
Add: Effect of dilutive securities	949	1,125	743	1,987	984	990	722

Weighted Avg. Common Stock and Units Outstanding - diluted	164,027	162,600	162,060	151,765	150,211	163,271	149,859

(1)	Includes only second generation leasing costs.

(2)	For a definition of recurring capital expenditures, see page 37.

(3)	For a definition and discussion of AFFO, see page 47. For a reconciliation of net income available to common stockholders to FFO and core FFO, see page 13.

(4)
For all periods presented, we have excluded the effect of dilutive series E, series F, series G, series H and series I preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series E, series F, series G, series H and series I preferred stock, as applicable, which we consider highly improbable. See page 13 for calculations of diluted FFO available to common stockholders and unitholders and above for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Second Quarter 2017

	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16
Assets
Investments in real estate:
Real estate	$11,132,356	$10,858,628	$10,630,514	$10,607,440	$10,223,946
Construction in progress	787,315	780,966	732,430	681,189	594,986
Land held for future development	262,139	229,411	195,525	223,236	161,714
Investments in Real Estate	$12,181,810	$11,869,005	$11,558,469	$11,511,865	$10,980,646
Accumulated depreciation & amortization	(2,929,095)	(2,792,910)	(2,668,509)	(2,565,368)	(2,441,150)
Net Investments in Properties	$9,252,715	$9,076,095	$8,889,960	$8,946,497	$8,539,496
Investment in unconsolidated joint ventures	103,881	112,856	106,402	105,819	105,673
Net Investments in Real Estate	$9,356,596	$9,188,951	$8,996,362	$9,052,316	$8,645,169

Cash and cash equivalents	$22,383	$14,950	$10,528	$36,445	$33,241
Accounts and other receivables (1)	229,450	195,406	203,938	208,097	165,867
Deferred rent	423,188	418,858	412,269	412,977	408,193
Acquired in-place lease value, deferred leasing costs and other real estate intangibles, net	1,494,083	1,501,843	1,522,378	1,526,563	1,331,275
Acquired above-market leases, net	19,716	20,826	22,181	24,554	26,785
Goodwill	778,862	757,444	752,970	780,099	330,664
Restricted cash	18,931	10,447	11,508	11,685	18,297
Assets associated with real estate held for sale	87,882	56,154	56,097	55,915	222,304
Other assets	148,480	164,669	204,354	190,384	110,580

Total Assets	$12,579,571	$12,329,548	$12,192,585	$12,299,035	$11,292,375

Liabilities and Equity
Global unsecured revolving credit facility	$563,063	$564,467	$199,209	$153,189	$88,535
Unsecured term loan	1,520,482	1,505,667	1,482,361	1,521,613	1,545,590
Unsecured senior notes, net of discount	4,351,148	4,128,110	4,153,797	4,238,435	4,252,570
Mortgage loans, net of premiums	2,927	3,085	3,240	111,750	248,711
Accounts payable and other accrued liabilities	850,602	804,371	824,878	823,905	598,610
Accrued dividends and distributions	—	—	144,194	—	—
Acquired below-market leases	76,099	78,641	81,899	86,888	90,823
Security deposits and prepaid rent	181,007	171,692	168,111	163,787	128,802
Liabilities associated with assets held for sale	2,949	3,070	2,599	2,820	13,092
Total Liabilities	$7,548,277	$7,259,103	$7,060,288	$7,102,387	$6,966,733

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series E Cumulative Redeemable Preferred Stock (2)	—	—	—	—	$277,172
Series F Cumulative Redeemable Preferred Stock (3)	—	$176,191	$176,191	$176,191	176,191
Series G Cumulative Redeemable Preferred Stock (4)	$241,468	241,468	241,468	241,468	241,468
Series H Cumulative Redeemable Preferred Stock (5)	353,290	353,290	353,290	353,290	353,290
Series I Cumulative Redeemable Preferred Stock (6)	242,012	242,012	242,012	242,012	242,012
Common Stock: $0.01 par value per share, 265,000,000 shares authorized (7)	1,611	1,584	1,582	1,581	1,460
Additional paid-in capital	5,991,753	5,769,091	5,764,497	5,759,338	4,669,149
Dividends in excess of earnings	(1,722,610)	(1,629,633)	(1,547,420)	(1,483,223)	(1,541,265)
Accumulated other comprehensive (loss) income, net	(110,709)	(122,540)	(135,608)	(131,936)	(129,657)
Total Stockholders' Equity	$4,996,815	$5,031,463	$5,096,012	$5,158,721	$4,289,820

Non-controlling Interests
Non-controlling interest in operating partnership	$27,909	$32,409	$29,687	$31,088	$29,095
Non-controlling interest in consolidated joint ventures	6,570	6,573	6,598	6,839	6,727

Total Non-controlling Interests	$34,479	$38,982	$36,285	$37,927	$35,822

Total Equity	$5,031,294	$5,070,445	$5,132,297	$5,196,648	$4,325,642

Total Liabilities and Equity	$12,579,571	$12,329,548	$12,192,585	$12,299,035	$11,292,375

(1)	Net of allowance for doubtful accounts of $4,930 and $7,446 as of June 30, 2017 and December 31, 2016, respectively.

(2)	Series E Cumulative Redeemable Preferred Stock, 7.000%, all 11,500,000 shares of which were redeemed on September 15, 2016.

(3)
Series F Cumulative Redeemable Preferred Stock, 6.625%, $0 and $182,500 liquidation preference, respectively ($25.00 per share), 0 and 7,300,000 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively. All outstanding shares of Series F Cumulative Redeemable Preferred Stock were redeemed on April 5, 2017.

(4)
Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively.

(5)
Series H Cumulative Redeemable Preferred Stock, 7.375%, $365,000 and $365,000 liquidation preference, respectively ($25.00 per share), 14,600,000 and 14,600,000 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively.

(6)
Series I Cumulative Redeemable Preferred Stock, 6.350%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively.

(7)	Common Stock: 162,183,489 and 146,384,247 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Second Quarter 2017

Consolidated Properties Cash Net Operating Income (NOI) (2), Annualized (3)
Internet Gateway (4)	$320,925
Turn-Key Flex® (4)	680,881
Powered Base Building® (4)	189,262
Colo & Non-tech (4)	110,748
Internet Gateway Leaseholds (4)	134,288
Total Cash NOI, Annualized	$1,436,104
less: Partners' share of consolidated JVs	(540)
Dispositions & expirations	(8,500)
2Q17 carry-over & remaining FY17 backlog cash NOI (stabilized) (5)	34,792
Total Consolidated Cash NOI, Annualized	$1,461,856

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI (3)(6)
Turn-Key Flex®	$25,740
Powered Base Building®	9,488
Total Unconsolidated Cash NOI, Annualized	$35,228

Other Income
Development and Management Fees (net), Annualized	$5,716

Other Assets
Pre-stabilized inventory, at cost (7)	$219,590
Land held for development	262,139
Development CIP (8)	787,315
less: Investment associated with FY17 Backlog NOI	(252,160)
Cash and cash equivalents	22,383
Restricted cash	18,931
Accounts and other receivables, net	229,450
Other assets	148,480
less: Partners' share of consolidated JV assets	(122)
Total Other Assets	$1,436,006

Liabilities
Global unsecured revolving credit facility	$572,036
Unsecured term loan	1,525,971
Unsecured senior notes	4,390,135
Mortgage loans, excluding premiums	2,649
Accounts payable and other accrued liabilities (9)	850,602
Security deposits and prepaid rents	181,007
Liabilities associated with assets held for sale	2,949
Backlog NOI cost to complete (10)	54,919
Preferred stock, at liquidation value	865,000
Digital Realty's share of unconsolidated JV debt	152,812
Total Liabilities	$8,598,080

Diluted Shares and Units Outstanding	165,536

(1)	Includes Digital Realty's share of backlog leasing at unconsolidated joint venture properties.

(2)	For a definition and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 48.

(3)
Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only.

(4)	Reflects annualized 2Q17 Cash NOI of $1,436.1 million. NOI is allocated based on management’s best estimate derived using contractual ABR and stabilized margins.

(5)	Estimated Cash NOI related to signed leasing expected to commence through FY17. Includes Digital Realty's share of signed leases at unconsolidated joint venture properties.

(6)	For a reconciliation of Digital Realty's pro rata share of unconsolidated joint venture operating income to cash NOI, see page 40.

(7)	Includes Digital Realty's share of cost at unconsolidated joint venture properties.

(8)	See page 36 for further details on the breakdown of the construction in progress balance.

(9)	Includes net deferred tax liability of approximately $160.9 million.

(10)	Includes Digital Realty's share of expected cost to complete at unconsolidated joint venture properties.

Consolidated Debt Analysis and Global Unsecured Revolving Credit Facility	Financial Supplement
Unaudited and in Thousands	Second Quarter 2017

	As of June 30, 2017
	Maturity Date	Principal Balance	% of Total Debt	Interest Rate	Interest Rate Including Swaps
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility	January 15, 2021	$572,036
Deferred financing costs, net		(8,973)
Total Global Unsecured Revolving Credit Facility		$563,063	9%	1.442%

Unsecured Term Loan
Hedged variable rate portion of five-year term loan	January 15, 2021	$707,629		1.928%	2.255%
Unhedged variable rate portion of five-year term loan	January 15, 2021	518,342		2.047%
Hedged variable rate portion of seven-year term loan	January 15, 2023	300,000		2.709%	2.985%
Deferred financing costs, net		(5,489)
Total Unsecured Term Loan		$1,520,482	24%	2.122%	2.328%

Senior Notes
Floating rate guaranteed notes due 2019	May 22, 2019	$142,825		0.169%
5.875% notes due 2020	February 1, 2020	500,000		5.875%
3.400% notes due 2020	October 1, 2020	500,000		3.400%
5.250% notes due 2021	March 15, 2021	400,000		5.250%
3.950% notes due 2022	July 1, 2022	500,000		3.950%
3.625% notes due 2022	October 1, 2022	300,000		3.625%
4.750% notes due 2023	October 13, 2023	390,750		4.750%
2.625% notes due 2024	April 15, 2024	685,560		2.625%
4.250% notes due 2025	January 17, 2025	521,000		4.250%
4.750% notes due 2025	October 1, 2025	450,000		4.750%
Unamortized discounts		(14,577)
Deferred financing costs, net		(24,410)
Total Senior Notes		$4,351,148	67%	4.062%

Total Unsecured Senior Notes		$4,351,148	67%	4.062%

Mortgage Loans
731 East Trade Street	July 1, 2020	$2,649		8.220%
Unamortized net premiums		287
Deferred financing costs, net		(9)
Total Mortgage Loans		$2,927	—	8.220%

Total Indebtedness		$6,437,620	100%	3.377%	3.425%

Debt Summary
Total unhedged variable rate debt		$1,233,203	19%
Total fixed rate / hedged variable rate debt		5,257,588	81%
Total Consolidated Debt		$6,490,791	100%	3.377%	3.425% (2)

Global Unsecured Revolving Credit Facility Detail as of June 30, 2017
	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facility	$2,036,184	$1,443,749	$572,036

(1)	Maturity date assumes that all extensions will be exercised.

(2)	Debt instruments shown at coupon rates.

(3)	Net of letters of credit issued of $20.4 million.

Debt Maturities	Financial Supplement
Unaudited and in Thousands	Second Quarter 2017

	As of June 30, 2017
	Interest Rate	2017	2018	2019	2020	2021	Thereafter	Total
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility		—	—	—	—	$572,036	—	$572,036
Total Global Unsecured Revolving Credit Facility	1.442%	—	—	—	—	$572,036	—	$572,036

Unsecured Term Loan
Hedged variable rate portion of 5-year term loan	2.255% (2)	—	—	—	—	$707,629	—	$707,629
Unhedged variable rate portion of 5-year term loan	2.047%	—	—	—	—	518,342	—	518,342
Hedged variable rate portion of 7-year term loan	2.985% (2)	—	—	—	—	—	$300,000	300,000
Total Unsecured Term Loan	2.328% (2)	—	—	—	—	$1,225,971	$300,000	$1,525,971

Senior Notes
Floating rate guaranteed notes due 2019	0.169%	—	—	$142,825	—	—	—	$142,825
5.875% notes due 2020	5.875%	—	—	—	$500,000	—	—	500,000
3.400% notes due 2020	3.400%	—	—	—	500,000	—	—	500,000
5.250% notes due 2021	5.250%	—	—	—	—	$400,000	—	400,000
3.950% notes due 2022	3.950%	—	—	—	—	—	$500,000	500,000
3.625% notes due 2022	3.625%	—	—	—	—	—	300,000	300,000
4.750% notes due 2023	4.750%	—	—	—	—	—	390,750	390,750
2.625% notes due 2024	2.625%	—	—	—	—	—	685,560	685,560
4.250% notes due 2025	4.250%	—	—	—	—	—	521,000	521,000
4.750% notes due 2025	4.750%	—	—	—	—	—	450,000	450,000
Total Senior Notes	4.062%	—	—	$142,825	$1,000,000	$400,000	$2,847,310	$4,390,135

Mortgage Loans
731 East Trade Street	8.220%	$279	$593	$644	$1,133	—	—	$2,649
Total Mortgage Loans	8.220%	$279	$593	$644	$1,133	—	—	$2,649

Total unhedged variable rate debt		—	—	$142,825	—	$1,090,378	—	$1,233,203
Total fixed rate / hedged variable rate debt		$279	$593	644	$1,001,133	1,107,629	$3,147,310	5,257,588

Total Debt	3.425%	$279	$593	$143,469	$1,001,133	$2,198,007	$3,147,310	$6,490,791

Weighted Average Interest Rate		8.220%	8.220%	0.205%	4.642%	2.539%	3.802%	3.425%

Summary

Weighted Average Term to Initial Maturity								4.8 Years

Weighted Average Maturity (assuming exercise of extension options)								4.9 Years

(1)	Assumes all extensions will be exercised.

(2)	Interest rate including swaps.
Note: Totals exclude net premiums/(discounts) and deferred financing costs.

Debt Analysis & Covenant Compliance	Financial Supplement
Unaudited	Second Quarter 2017

	As of June 30, 2017
	5.875% Notes due 2020 5.250% Notes due 2021		Floating Rate Notes due 2019 3.400% Notes due 2020 3.950% Notes due 2022 3.625% Notes due 2022 4.750% Notes due 2023 2.625% Notes due 2024 4.250% Notes due 2025 4.750% Notes due 2025	Global Unsecured Revolving Credit Facility
Debt Covenant Ratios (1)	Required	Actual	Actual	Required	Actual
Total outstanding debt / total assets (2)	Less than 60%	46%	43%	Less than 60% (3)	36%
Secured debt / total assets (4)	Less than 40%	—	—	Less than 40%	< 1%
Total unencumbered assets / unsecured debt	Greater than 150%	213%	235%	N/A	N/A
Consolidated EBITDA / interest expense (5)	Greater than 1.5x	4.6x	4.6x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	4.6x
Unsecured debt / total unencumbered asset value (6)		N/A	N/A	Less than 60%	36%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	6.1x

(1)
For a definition of the terms used in the table above and related footnotes, please refer to: the Indenture dated January 28, 2010, which governs the 5.875% Notes due 2020; the Indenture and Supplemental Indenture No. 1 dated March 8, 2011, which governs the 5.250% Notes due 2021; the Indenture and Supplemental Indenture No. 1 dated June 23, 2015, which governs the 3.950% Notes due 2022; the Indenture and Supplemental Indenture No. 1 dated September 24, 2012, which governs the 3.625% Notes due 2022; the Indenture dated April 1, 2014, which governs the 4.750% Notes due 2023; the Indenture dated April 15, 2016, which governs the 2.625% Notes due 2024; the Indenture dated January 18, 2013, which governs the 4.250% Notes due 2025; the Indenture dated October 1, 2015, which governs the 3.400% Notes due 2020 and 4.750% Notes due 2025; the Indenture dated May 22, 2017, which governs the Floating Rate Notes due 2019; and the Global Senior Credit Agreement dated as of January 15, 2016, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(2)
This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility. Under the 5.875% Notes due 2020 and 5.250% Notes due 2021, Total Assets is calculated using Consolidated EBITDA capped at 9.0%. Under the Floating Rate Notes due 2019, 3.400% Notes due 2020, 3.950% Notes due 2022, 3.625% Notes due 2022, 4.750% Notes due 2023, 2.625% Notes due 2024, 4.250% Notes due 2025, and 4.750% Notes due 2025, Total Assets is calculated using Consolidated EBITDA capped at 8.250%. Under the Global Unsecured Revolving Credit Facility, Total Asset Value is calculated using Adjusted Net Operating Income capped at 7.75% for Technology Assets other than Leased Assets and 10.00% for Leased Assets.

(3)
The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.

(4)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility.

(5)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).

(6)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the Global Unsecured Revolving Credit Facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Second Quarter 2017

Stabilized ("Same-Capital") Portfolio (1)

	Three Months Ended					Six Months Ended
	30-Jun-17	30-Jun-16	% Change	31-Mar-17	% Change	30-Jun-17	30-Jun-16	% Change
Rental revenues	$250,627	$248,194	1.0%	$248,624	0.8%	$499,251	$497,004	0.5%
Tenant reimbursements - Utilities	36,924	36,810	0.3%	35,722	3.4%	72,646	71,805	1.2%
Tenant reimbursements - Other	16,615	17,778	(6.5%)	17,170	(3.2%)	33,785	35,314	(4.3%)
Interconnection & other	49,470	44,286	11.7%	49,150	0.7%	98,620	87,298	13.0%
Total Revenue	$353,636	$347,068	1.9%	$350,666	0.8%	$704,302	$691,421	1.9%

Utilities	$47,746	$46,212	3.3%	$44,488	7.3%	$92,234	$89,906	2.6%
Rental property operating	53,925	55,651	(3.1%)	56,219	(4.1%)	110,144	111,642	(1.3%)
Property taxes	17,842	17,644	1.1%	15,932	12.0%	33,774	34,975	(3.4%)
Insurance	2,045	1,822	12.2%	1,976	3.5%	4,021	3,689	9.0%
Total Expenses	$121,558	$121,329	0.2%	$118,615	2.5%	$240,173	$240,212	—

Net Operating Income (2)	$232,078	$225,739	2.8%	$232,051	—	$464,129	$451,209	2.9%

Less:
Stabilized straight-line rent	($5,094)	($4,345)	17.2%	($4,158)	22.5%	($9,252)	($7,627)	21.3%
Above and below market rent	2,088	2,153	(3.0%)	2,120	(1.5%)	4,208	4,559	(7.7%)
Cash Net Operating Income (3)	$235,084	$227,931	3.1%	$234,089	0.4%	$469,173	$454,277	3.3%

Stabilized Portfolio occupancy at period end (4)	89.7%	90.6%	(0.9%)	89.9%	(0.2%)	89.7%	90.6%	(0.9%)

(1)
Represents properties owned as of December 31, 2015 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2016-2017, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 48.

(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 48.

(4)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Note: Properties held through unconsolidated joint ventures, assets held for sale, and properties sold are excluded from the stabilized portfolio in all periods.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended June 30, 2017	Second Quarter 2017

	Turn-Key Flex® (8)(9)		Powered Base Building® (10)		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	2Q17	LTM	2Q17	LTM	2Q17	LTM	2Q17	LTM	2Q17	LTM

Number of leases (3)	23	121	—	1	160	627	10	38	193	787
Rentable Square Feet Leased (4)	113,772	656,239	—	10,230	32,937	122,039	23,386	99,413	170,095	887,921
Initial stabilized cash rent per square foot	$152	$151	—	$55	$234	$276	$28	$24	$152	$153
GAAP base rent per square foot (5)	$160	$158	—	$66	$233	$275	$29	$25	$158	$158
Leasing cost per square foot	$52	$35	—	$21	$23	$29	$23	$14	$42	$32
Weighted Average Lease Term (years)	6.1	6.0		15.0	2.0	2.3	4.9	7.8	5.1	5.8

Net Effective Leasing Economics (6)
Base rent	$162	$161	—	$66	$234	$277	$30	$26	$159	$161
Rental concessions	$2	$4	—	—	$2	$3	$1	$1	$2	$3
Estimated operating expense	$26	$29	—	—	$82	$105	$8	$12	$34	$37
Net Rent	$135	$128	—	$66	$150	$170	$21	$13	$123	$121

Tenant improvements	$3	$3	—	—	—	—	$4	$1	$3	$2
Leasing commissions	$6	$4	—	$1	$19	$21	$1	$1	$8	$6
Net Effective Rent	$125	$122	—	$64	$131	$149	$16	$11	$113	$113

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	2Q17	LTM	2Q17	LTM	2Q17	LTM	2Q17	LTM	2Q17	LTM
Number of leases (3)	31	111	11	20	421	1,389	7	22	470	1,542
Rentable square feet renewed (4)	70,473	357,518	375,631	606,907	121,136	388,342	160,809	366,762	728,049	1,719,529
Expiring cash rent per square foot	$179	$155	$36	$31	$261	$294	$21	$21	$84	$114
Renewed cash rent per square foot	$179	$155	$42	$35	$274	$304	$22	$25	$89	$119
Cash Rental Rate Change	0.3%	(0.2%)	15.9%	15.0%	4.9%	3.5%	7.0%	18.2%	6.5%	4.1%

Expiring GAAP base rent per square foot (5)	$171	$145	$34	$29	$261	$294	$18	$20	$82	$111
Renewed GAAP base rent per square foot (5)	$179	$150	$43	$36	$274	$304	$20	$23	$89	$118
GAAP Base Rental Rate Change	4.3%	3.8%	24.5%	25.5%	5.0%	3.5%	10.4%	16.5%	9.3%	6.1%

Leasing cost per square foot	$21	$8	$6	$6	$0	$0	$0	$0	$5	$4
Weighted Average Lease Term (years)	7.7	5.4	8.6	8.5	1.1	1.3	12.9	7.3	8.2	6.0

Retention Ratio (7)	65.1%	70.8%	89.1%	57.0%	90.2%	87.5%	47.3%	64.1%	72.5%	66.5%

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	Based on square feet.

(8)	LTM Turn-Key Flex activity includes $1 million of power expansions not associated with any additional rentable square footage.

(9)	LTM Turn-Key Flex activity includes one transaction representing incremental revenue only with no additional footprint or kW.

(10)	Current quarter includes one PBB power expansion not associated with any additional rentable square footage or kW.
Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Commenced in the Quarter Ended June 30, 2017	Second Quarter 2017

	Turn-Key Flex® (7)		Powered Base Building® (8)		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	2Q17	LTM	2Q17	LTM	2Q17	LTM	2Q17	LTM	2Q17	LTM

Number of leases (3)	32	127	—	1	171	620	13	35	216	783
Rentable Square Feet Leased (4)	193,314	683,278	—	10,230	29,067	105,648	9,737	82,109	232,118	881,265
Initial stabilized cash rent per square foot	$153	$163	—	$55	$289	$288	$37	$23	$166	$164
GAAP base rent per square foot (5)	$166	$164	—	$66	$290	$288	$39	$25	$177	$165
Leasing cost per square foot	$60	$36	—	$21	$35	$30	$12	$11	$55	$33
Weighted Average Lease Term (years)	6.5	5.9	—	15.0	2.4	2.3	6.2	8.4	6.0	5.8

Net Effective Leasing Economics (6)
Base rent	$169	$168	—	$66	$290	$290	$39	$25	$180	$168
Rental concessions	$3	$4	—	—	—	$3	$1	—	$2	$3
Estimated operating expense	$27	$30	—	—	$109	$99	$9	$13	$36	$36
Net Rent	$140	$134	—	$66	$181	$189	$30	$12	$141	$129

Tenant improvements	$4	$2	—	—	—	—	—	—	$4	$2
Leasing commissions	$5	$4	—	$1	$30	$25	$2	$1	$8	$6
Net Effective Rent	$131	$128	—	$64	$151	$163	$28	$11	$130	$121

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	2Q17	LTM	2Q17	LTM	2Q17	LTM	2Q17	LTM	2Q17	LTM
Number of leases (3)	36	108	11	21	432	1,380	7	21	486	1,530
Rentable square feet renewed (4)	101,428	348,573	375,631	649,962	126,736	387,500	160,809	362,420	764,604	1,748,455
Expiring cash rent per square foot	$163	$155	$36	$33	$257	$295	$21	$21	$86	$113
Renewed cash rent per square foot	$165	$155	$42	$37	$269	$305	$22	$24	$92	$117
Cash Rental Rate Change	0.7%	(0.2%)	15.9%	13.7%	4.9%	3.4%	7.0%	18.9%	6.2%	4.1%

Expiring GAAP base rent per square foot (5)	$155	$145	$34	$31	$257	$295	$18	$19	$84	$110
Renewed GAAP base rent per square foot (5)	$165	$152	$43	$38	$269	$305	$20	$22	$92	$117
GAAP Base Rental Rate Change	6.7%	4.8%	24.5%	23.0%	4.9%	3.4%	10.4%	16.9%	9.5%	6.4%

Leasing cost per square foot	$17	$8	$6	$6	$0	$0	$0	$0	$5	$4
Weighted Average Lease Term (years)	6.0	4.7	8.6	8.1	1.1	1.3	12.9	7.2	7.9	5.8

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	LTM Turn-Key Flex activity includes $6 million of power expansions not associated with any additional rentable square footage.

(8)	Current quarter includes one PBB power expansion not associated with any additional rentable square footage or kW.
Note: LTM is last twelve months, including current quarter.

Lease Expirations and Lease Distribution	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Second Quarter 2017

Lease Expirations

Year	Square Footage of Expiring Leases (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Available	2,465,551	11.5%
Month to Month (3)	187,894	0.9%	$49,142	3.0%	$262	$262	$49,142
2017	617,616	2.9%	94,232	5.7%	153	153	94,241
2018	1,909,519	8.9%	277,542	16.9%	145	146	279,378
2019	2,694,028	12.6%	258,721	15.7%	96	100	270,221
2020	2,147,359	10.1%	205,181	12.5%	96	100	214,469
2021	2,168,636	10.2%	154,654	9.4%	71	77	167,869
2022	2,100,845	9.8%	158,237	9.6%	75	85	177,951
2023	1,067,751	5.0%	84,880	5.2%	79	91	96,801
2024	1,176,375	5.5%	85,901	5.2%	73	78	92,135
2025	1,419,796	6.7%	90,825	5.5%	64	77	109,152
2026	663,373	3.1%	51,474	3.1%	78	95	63,141
Thereafter	2,746,118	12.8%	135,103	8.2%	49	67	183,241

Total / Wtd. Avg.	21,364,861	100.0%	$1,645,892	100.0%	$87	$95	$1,797,741

Lease Distribution

Square Feet Under Lease	Total Net Rentable Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent
Available	2,465,551	11.5%	—	—
2,500 or less	1,510,032	7.1%	$305,671	18.6%
2,501 - 10,000	2,311,227	10.8%	287,791	17.5%
10,001 - 20,000	3,966,583	18.6%	472,196	28.7%
20,001 - 40,000	3,072,823	14.4%	271,186	16.5%
40,001 - 100,000	4,345,865	20.3%	194,719	11.8%
Greater than 100,000	3,692,780	17.3%	114,329	6.9%

Total / Wtd. Avg.	21,364,861	100.0%	$1,645,892	100.0%

(1)
For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2017, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Lease Expirations - By Product Type	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Second Quarter 2017

Year	Square Footage of Expiring Leases (1)	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Turn-Key Flex®
Available	691,471	—	—	—	—	—
Month to Month (3)	23,647	$4,769	0.3%	$202	$202	$4,769
2017	327,890	50,296	3.1%	153	153	50,304
2018	792,528	116,635	7.1%	147	149	118,105
2019	971,842	165,510	10.1%	170	180	175,392
2020	1,061,780	152,546	9.3%	144	150	159,665
2021	736,271	116,009	7.0%	158	172	126,860
2022	799,436	117,407	7.1%	147	166	132,425
2023	522,450	73,582	4.5%	141	161	84,064
2024	341,290	52,156	3.2%	153	158	53,781
2025	458,563	54,764	3.3%	119	146	66,838
2026	175,971	29,016	1.8%	165	206	36,329
Thereafter	639,092	69,210	4.1%	108	144	92,124

Total / Wtd. Avg.	7,542,231	$1,001,900	60.9%	$146	$161	$1,100,656

Powered Base Building®
Available	524,293	—	—	—	—	—
Month to Month (3)	33,426	$1,231	0.1%	$37	$37	$1,231
2017	39,561	951	0.1%	24	24	951
2018	409,522	16,434	1.0%	40	41	16,709
2019	1,058,298	42,836	2.6%	40	42	44,304
2020	657,180	22,167	1.3%	34	36	23,889
2021	901,851	21,197	1.3%	24	26	23,017
2022	1,028,739	30,920	1.9%	30	34	35,203
2023	425,249	9,556	0.6%	22	25	10,761
2024	512,183	21,825	1.3%	43	51	25,975
2025	835,438	32,624	2.0%	39	46	38,422
2026	438,660	18,869	1.1%	43	53	23,050
Thereafter	1,510,236	60,672	3.6%	40	56	84,911

Total / Wtd. Avg.	8,374,636	$279,282	16.9%	$36	$42	$328,423

Colocation
Available	544,258	—	—	—	—	—
Month to Month (3)	122,465	$42,924	2.6%	$350	$350	$42,924
2017	135,883	42,057	2.6%	310	310	42,057
2018	462,241	136,056	8.3%	294	294	136,056
2019	179,037	44,799	2.7%	250	250	44,799
2020	120,667	22,434	1.4%	186	186	22,436
2021	36,359	9,066	0.6%	249	249	9,066
2022	14,332	4,867	0.3%	340	340	4,867
2023	965	310	—	321	321	310
2024	68,472	7,324	0.4%	107	108	7,373
2025	565	161	—	285	285	161
2026	11,221	2,872	0.2%	256	256	2,872
Thereafter	484	380	—	784	784	380

Total / Wtd. Avg.	1,696,949	$313,250	19.1%	$272	$272	$313,301

Non-Technical
Available	705,529	—	—	—	—	—
Month to Month (3)	8,356	$217	—	$26	$26	$217
2017	114,281	929	0.1%	8	8	930
2018	245,228	8,417	0.5%	34	35	8,508
2019	484,851	5,577	0.3%	12	12	5,726
2020	307,732	8,034	0.5%	26	28	8,478
2021	494,155	8,383	0.5%	17	18	8,926
2022	258,339	5,042	0.3%	20	21	5,457
2023	119,087	1,432	0.1%	12	14	1,666
2024	254,430	4,596	0.3%	18	20	5,005
2025	125,230	3,276	0.2%	26	30	3,730
2026	37,521	717	—	19	24	891
Thereafter	596,306	4,840	0.3%	8	10	5,827

Total / Wtd. Avg.	3,751,045	$51,460	3.1%	$17	$18	$55,361

(1)
For some properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2017, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note:	Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Tenants by Annualized Rent	Financial Supplement
Dollars in Thousands	Second Quarter 2017

Tenant		Number of Locations	Total Occupied Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Weighted Average Remaining Lease Term in Years
1	IBM	24	964,490	5.1%	$127,367	7.7%	4.6
2	Cyxtera Technologies, Inc. (3)	20	1,952,129	10.3%	79,160	4.8%	5.1
3	Oracle America, Inc.	15	438,101	2.3%	55,129	3.3%	3.5
4	Equinix	21	928,018	4.9%	53,131	3.2%	12.0
5	LinkedIn Corporation	7	366,992	1.9%	43,878	2.7%	7.1
6	AT&T	46	647,109	3.4%	39,568	2.4%	4.1
7	Facebook, Inc.	9	196,301	1.0%	35,554	2.2%	1.6
8	JPMorgan Chase & Co.	16	260,589	1.4%	31,236	1.9%	2.2
9	SunGard Availability Services LP	12	291,224	1.5%	27,222	1.7%	8.2
10	Verizon	54	243,876	1.3%	24,660	1.5%	5.0
11	Morgan Stanley	9	166,722	0.9%	22,913	1.4%	4.9
12	NTT Communications Company	15	237,936	1.3%	22,869	1.4%	4.3
13	Navisite Europe Limited	19	144,179	0.8%	22,716	1.4%	6.8
14	Fortune 50 Software Company	6	385,758	2.0%	22,712	1.4%	5.3
15	Uber Technologies, Inc.	4	133,714	0.7%	22,530	1.4%	4.1
16	Tata Communications	18	182,279	1.0%	20,572	1.2%	4.9
17	HP Enterprise Services	5	117,262	0.6%	19,111	1.2%	1.8
18	Amazon	14	308,964	1.6%	18,305	1.1%	3.7
19	Rackspace	5	158,924	0.8%	17,853	1.1%	12.1
20	eBay Inc	2	88,308	0.5%	15,199	0.9%	2.0
	Total / Weighted Average		8,212,875	43.3%	$721,685	43.9%	5.7

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct tenants may be the entities named in this table above or their subsidiaries or affiliates.

(1)
Occupied square footage is calculated based on leases that commenced on or before June 30, 2017. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2017, multiplied by 12.

(3)
Represents leases with former CenturyLink, Inc. affiliates, which are our direct tenants. Cyxtera Technologies, Inc. acquired the data center and colocation business, including such direct tenants, of CenturyLink, Inc. in Q2 2017.

Portfolio Summary	Financial Supplement
As of June 30, 2017	Second Quarter 2017

	As of
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Number of Properties (1)
Domestic (2)	86	88	88	88	94
International	40	40	40	39	32
Unconsolidated joint ventures (1)	14	14	14	14	14
Held-for-Sale	5	3	3	3	—
Total	145	145	145	144	140

Number of Buildings
Domestic	143	144	144	143	146
International	47	47	47	45	37
Unconsolidated joint ventures	16	16	16	16	16
Held-for-Sale	5	3	3	3	—
Total	211	210	210	207	199

Number of Metropolitan Areas
Domestic	19	19	19	19	19
International	12	12	12	12	12
Unconsolidated joint ventures	2	2	2	2	2
Total	33	33	33	33	33

Net Rentable Square Feet (3)
Domestic	17,644,614	17,444,971	17,746,428	17,445,794	18,059,173
International	3,402,990	3,367,637	3,171,265	3,301,045	3,205,737
Unconsolidated joint ventures	1,867,341	1,867,341	1,867,341	1,867,341	1,866,784
Held-for-Sale	495,204	225,799	225,799	225,799	—
Total	23,410,149	22,905,748	23,010,833	22,839,979	23,131,694

Active Development Square Feet (4)
Domestic	749,642	890,734	1,432,839	972,756	962,911
International	433,227	580,082	587,977	363,834	505,526
Total	1,182,869	1,470,816	2,020,816	1,336,590	1,468,437

Space Held for Development (5)
Domestic	1,291,773	1,370,990	720,009	751,091	976,790
International	311,366	199,813	200,224	188,874	123,323
Unconsolidated joint ventures	71,417	71,417	71,417	71,417	71,974
Held-for-Sale	89,923	89,923	89,923	89,923	—
Total	1,764,479	1,732,143	1,081,573	1,101,305	1,172,087

Portfolio occupancy (6)	89.1%	89.4%	89.4%	89.9%	90.4%
Digital Realty's share occupancy (7)	88.5%	88.7%	88.7%	89.2%	89.9%
Stabilized "same-capital" pool occupancy (8)	89.7%	89.9%	89.6%	90.4%	90.6%

(1)
Includes 12 properties held in our managed portfolio of unconsolidated joint ventures consisting of 4650 Old Ironsides Drive, Santa Clara, CA; 2950 Zanker Road, San Jose, CA; 4700 Old Ironsides Drive, Santa Clara, CA; 444 Toyama Drive, Sunnyvale, CA; 43915 Devin Shafron Drive (Bldg A), Ashburn, VA; 43790 Devin Shafron Drive (Bldg E), Ashburn, VA; 21551 Beaumeade Circle, Ashburn, VA; 7505 Mason King Court, Manassas, VA; 14901 FAA Boulevard, Fort Worth, TX; 900 Dorothy Drive, Richardson, TX; 33 Chun Choi Street, Hong Kong; and 636 Pierce Street, Somerset, NJ; and two properties held in our unconsolidated non-managed joint ventures consisting of 2001 Sixth Avenue, Seattle, WA and 2020 Fifth Avenue, Seattle, WA.

(2)
43915 Devin Shafron Drive (Bldg A) is included in the property count for all periods presented because it was separately contributed to our managed unconsolidated joint venture. Not previously included in our property count.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)	Space under active development includes current Base Building and Data Centers projects in progress (see page 34).

(5)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 38).

(6)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. Excludes properties classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Excludes properties classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(8)
Represents consolidated portfolio of properties owned as of December 31, 2015 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2016-2017, properties classified as held for sale, and properties sold or contributed to joint ventures. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Portfolio Overview by Product Type	Financial Supplement
Dollars in Thousands	Second Quarter 2017

Property	Annualized Rent (1)	Interconnection / Other	Total	Percent of Total

Corporate Data Center
Turn-Key Flex®	$901,817	$3,766	$905,583	48.3%
Powered Base Building®	202,133	22	202,155	10.8%
Colocation	88,537	22,523	111,059	5.9%
Non-Technical	36,074	4	36,078	1.9%
Corporate Data Center Total	$1,228,561	$26,314	$1,254,875	66.9%

Internet Gateway Data Center
Turn-Key Flex®	$100,084	$1,359	$101,443	5.4%
Powered Base Building®	77,149	—	77,149	4.1%
Colocation	224,713	200,421	425,132	22.7%
Non-Technical	8,543	4	8,546	0.5%
Internet Gateway Data Center Total	$410,488	$201,784	$612,271	32.7%

Non-Data Center
Non-Technical	$6,844	—	$6,844	0.4%
Non-Data Center Total	$6,844	—	$6,844	0.4%

Total	$1,645,892	$228,098	$1,873,990	100.0%
Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2017, multiplied by 12.

Turn-Key Flex® & Colocation	Financial Supplement
Product Overview by Metropolitan Area (1)	Second Quarter 2017

Metropolitan Area	IT Load / MW Capacity (2)	Net Rentable Square Feet (3)	Occupancy % (4)	Leased Square Feet

Northern Virginia	105.5	1,378,418	91.5%	1,260,570
Dallas	72.3	1,083,808	86.0%	931,817
Chicago	53.1	792,828	85.9%	680,891
Silicon Valley	46.9	512,634	91.3%	468,196
Phoenix	45.9	688,980	88.0%	606,644
New York	44.2	1,045,913	78.1%	817,350
San Francisco	25.6	484,994	78.3%	379,954
Boston	19.0	378,456	85.5%	323,545
Los Angeles	13.7	249,544	82.2%	205,004
Houston	12.6	163,209	87.0%	141,973
Other Metropolitan Areas	27.7	457,538	84.0%	384,410
Total North America	466.6	7,236,322	85.7%	6,200,354

London, United Kingdom	87.4	1,092,061	92.7%	1,012,255
Amsterdam, Netherlands	18.9	177,975	78.6%	139,810
Other Metropolitan Areas	12.1	187,746	78.8%	147,932
Total Europe	118.4	1,457,783	89.2%	1,299,999

Singapore	25.9	307,451	91.7%	282,086
Other Metropolitan Areas	16.6	237,624	93.0%	221,013
Total Asia/Pacific	42.5	545,075	92.3%	503,099

Total	627.5	9,239,181	86.6%	8,003,452

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(1)	Excludes any power associated with Powered Base Building® and Non-Technical product types.

(2)	IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)
Occupancy excludes space under active development and space held for development. Excludes properties classified as held-for-sale. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Second Quarter 2017

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Jun-17	31-Mar-17	TKF & Colo IT Load (6)

North America

New York
111 8th Avenue (7)	Internet Gateway	166,692	—	5,449	$50,060	81.5%	83.0%	6.0
365 S Randolphville Road	Data Center	309,909	—	41,539	30,640	97.1%	97.1%	12.0
60 Hudson Street (8)	Internet Gateway	163,483	—	—	25,116	54.9%	52.5%	1.8
3 Corporate Place	Data Center	276,931	—	—	21,171	100.0%	100.0%	3.3
60 & 80 Merritt Boulevard	Data Center	210,168	—	17,598	19,523	93.3%	93.3%	5.6
300 Boulevard East	Data Center	346,819	—	22,962	16,927	92.4%	92.4%	1.7
2 Peekay Drive (8)	Data Center	103,073	—	111,827	11,838	77.8%	78.5%	4.7
100 Delawanna Avenue	Data Center	183,144	—	—	9,520	60.8%	60.5%	4.0
32 Avenue of Americas (8)	Internet Gateway	119,346	—	13,156	9,243	58.3%	58.1%	2.1
410 Commerce Boulevard (9)	Data Center	27,943	—	—	5,521	100.0%	100.0%	2.3
701 Union Boulevard	Data Center	—	—	—	30	—	—	—
3 Corporate Place Annex	Data Center	—	—	100,515	—	—	—	—
Total		1,907,509	—	313,046	$199,589	84.3%	84.3%	43.5

Northern Virginia
43940 Digital Loudoun Plaza (Bldg G)	Data Center	360,200	16,302	16,209	$38,160	99.2%	99.2%	23.3
44060 Digital Loudoun Plaza (Bldg K)	Data Center	270,633	—	13,830	33,707	98.4%	99.1%	19.8
44100 Digital Loudoun Plaza (Bldg J)	Data Center	185,336	—	29,484	25,080	87.5%	84.0%	16.6
43881 Devin Shafron Drive (Bldg B)	Data Center	180,000	—	—	19,173	100.0%	100.0%	9.0
43830 Devin Shafron Drive (Bldg F)	Data Center	101,300	—	11,950	13,240	99.8%	99.8%	6.8
43791 Devin Shafron Drive (Bldg D)	Data Center	135,000	—	—	12,187	95.5%	95.5%	6.9
43780 Digital Loudoun Plaza (Bldg H)	Data Center	138,093	43,825	36,800	8,952	59.1%	100.0%	12.8
4050 Lafayette Center Drive	Data Center	42,374	—	—	7,715	99.0%	99.0%	3.4
45901 & 45845 Nokes Boulevard	Data Center	167,160	—	—	5,273	100.0%	100.0%	—
44470 Chilum Place	Data Center	95,440	—	—	4,878	100.0%	100.0%	—
4040 Lafayette Center Drive	Data Center	30,339	—	—	4,163	100.0%	100.0%	2.4
4030 Lafayette Center Drive	Data Center	72,696	—	—	3,381	71.0%	71.0%	2.4
21110 Ridgetop Circle	Data Center	135,513	—	—	3,369	100.0%	100.0%	—
21561 & 21571 Beaumeade Circle	Data Center	164,453	—	—	3,125	100.0%	100.0%	—
1506 & 44874 Moran Rd	Data Center	78,295	—	—	2,590	100.0%	100.0%	—
43831 Devin Shafron Drive (Bldg C)	Data Center	117,071	—	—	1,720	100.0%	100.0%	—
8100 Boone Boulevard (10)	Data Center	17,015	—	—	532	24.0%	25.5%	0.4
44274 Roundtable Plaza (Bldg L)	Data Center	—	475,889	—	—	—	—	—
Total		2,290,918	536,016	108,273	$187,245	94.4%	96.7%	103.8

Dallas
2323 Bryan Street	Internet Gateway	453,549	—	23,568	$19,761	64.7%	72.2%	2.7
907 Security Row (11)	Data Center	120,576	—	17,874	15,647	97.2%	97.2%	9.6
2440 Marsh Lane	Data Center	135,250	—	—	14,067	84.8%	84.8%	6.8
2501 S. State Hwy. 121	Data Center	831,372	—	—	13,720	96.5%	96.5%	—
900 Quality Way	Data Center	114,922	—	—	13,345	98.6%	98.6%	7.0
1232 Alma Road	Data Center	105,726	—	—	13,136	84.2%	100.0%	6.8
4849 Alpha Road	Data Center	125,538	—	—	12,419	100.0%	100.0%	4.5
850 East Collins	Data Center	121,366	—	—	12,204	84.9%	88.7%	6.9
4025 Midway Road	Data Center	93,386	—	7,204	10,518	95.1%	95.1%	4.4
950 East Collins	Data Center	121,286	—	—	10,004	100.0%	100.0%	7.2
11830 Webb Chapel Road	Data Center	365,647	—	—	9,049	98.0%	98.0%	—
1210 Integrity Drive (12)	Data Center	149,318	69,285	107,767	8,988	49.0%	48.6%	12.0
400 S. Akard	Internet Gateway	269,563	—	—	8,803	95.5%	95.5%	—
1215 Integrity Drive (13)	Data Center	61,750	56,126	—	4,330	96.8%	96.8%	3.4
8435 N Stemmons Freeway (8)	Data Center	34,901	—	—	4,059	57.5%	57.4%	1.3
904 Quality Way	Data Center	62,636	—	—	1,038	100.0%	100.0%	—
17201 Waterview Parkway	Data Center	61,750	—	—	704	100.0%	100.0%	—
Total		3,228,536	125,411	156,413	$171,792	88.6%	90.4%	72.6

Chicago
350 E Cermak Road	Internet Gateway	1,132,974	—	—	$91,380	93.1%	92.9%	18.7
9355 Grand Avenue	Data Center	223,155	—	14,639	32,905	96.1%	96.1%	19.8
9333 Grand Avenue	Data Center	109,826	—	7,689	13,055	94.9%	86.8%	6.8
600-780 S. Federal	Internet Gateway	144,584	—	19,264	9,528	85.4%	87.0%	1.4
9377 Grand Avenue	Data Center	81,756	—	91,060	4,440	50.8%	48.3%	6.4
Total		1,692,295	—	132,652	$151,308	90.9%	91.1%	53.1

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Second Quarter 2017

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Jun-17	31-Mar-17	TKF & Colo IT Load (6)
Silicon Valley
2805 Lafayette Street (14)	Data Center	145,780	—	—	$17,711	90.3%	90.3%	9.3
3011 Lafayette Street	Data Center	90,780	—	—	11,877	100.0%	100.0%	6.0
1100 Space Park Drive	Internet Gateway	165,297	—	—	11,615	84.2%	84.2%	6.4
1350 Duane & 3080 Raymond	Data Center	185,000	—	—	11,331	100.0%	100.0%	—
1500 Space Park Drive	Data Center	51,615	—	—	10,495	100.0%	100.0%	4.9
3105 Alfred Street	Data Center	49,858	—	—	10,415	98.8%	98.8%	4.5
1525 Comstock Street	Data Center	42,385	—	—	9,748	100.0%	100.0%	4.5
2045 & 2055 LaFayette Street	Data Center	300,000	—	—	9,270	100.0%	100.0%	—
150 South First Street	Data Center	179,761	—	—	7,502	97.2%	97.2%	—
2820 Northwestern Parkway (8)	Data Center	37,600	—	—	7,409	58.0%	55.9%	5.7
1201 Comstock Street	Data Center	24,000	—	—	5,315	100.0%	100.0%	2.3
1725 Comstock Street	Data Center	39,643	—	—	5,284	82.6%	63.9%	3.4
2334 Lundy Place	Data Center	130,752	—	—	5,093	100.0%	100.0%	—
2401 Walsh Street	Data Center	167,932	—	—	4,316	100.0%	100.0%	—
2403 Walsh Street	Data Center	103,940	—	—	2,671	100.0%	100.0%	—
3205 Alfred Street	Data Center	—	65,680	—	—	—	—	—
Total		1,714,343	65,680	—	$130,052	96.0%	95.5%	47.0

Phoenix
2121 South Price Road	Data Center	508,173	—	—	$67,882	87.7%	87.0%	32.6
120 E. Van Buren	Internet Gateway	287,514	—	—	19,767	67.7%	67.2%	10.1
2055 East Technology Circle	Data Center	76,350	—	—	8,475	89.7%	89.7%	3.2
1900 S. Price Road	Data Center	118,348	—	108,926	—	—	—	—
Total		990,385	—	108,926	$96,124	71.6%	71.1%	45.9

San Francisco
200 Paul Avenue 1-4	Internet Gateway	486,593	—	13,500	$29,915	79.8%	77.7%	9.4
365 Main Street	Internet Gateway	226,980	—	—	27,633	68.0%	67.8%	8.6
720 2nd Street	Data Center	121,220	—	—	15,769	70.8%	70.8%	7.6
360 Spear Street	Data Center	154,950	—	—	4,365	49.5%	49.5%	—
Total		989,743	—	13,500	$77,682	71.3%	70.3%	25.6

Atlanta
56 Marietta Street	Internet Gateway	152,650	—	—	$37,400	97.9%	97.1%	4.8
375 Riverside Parkway	Data Center	250,191	—	—	9,295	100.0%	100.0%	2.3
760 Doug Davis Drive	Data Center	334,306	—	—	6,847	99.9%	99.9%	—
101 Aquila Way	Data Center	—	—	313,581	—	—	—	—
250 Williams Street	Data Center	38,459	—	—	—	—	—	1.6
Total		775,606	—	313,581	$53,542	94.6%	99.4%	8.7

Boston
128 First Avenue	Data Center	274,750	—	—	$21,951	84.0%	83.9%	11.7
55 Middlesex Turnpike	Data Center	101,067	—	—	12,065	88.3%	88.3%	5.1
105 Cabot Street	Data Center	55,082	—	50,649	4,675	59.7%	60.4%	2.3
115 Second Avenue	Data Center	66,730	—	—	4,227	100.0%	100.0%	—
600 Winter Street	Data Center	30,400	—	—	823	100.0%	100.0%	—
Total		528,029	—	50,649	$43,741	85.2%	85.2%	19.1

Los Angeles
600 West Seventh Street	Internet Gateway	489,722	—	—	$25,373	86.7%	87.7%	6.5
2260 East El Segundo Boulevard	Data Center	132,240	—	—	11,235	85.7%	85.7%	7.2
200 North Nash Street	Data Center	113,606	—	—	2,920	100.0%	100.0%	—
3015 Winona Avenue	Data Center	82,911	—	—	1,846	100.0%	100.0%	—
Total		818,479	—	—	$41,374	89.8%	90.3%	13.7

Houston
Digital Houston	Data Center	392,816	—	13,969	$20,825	87.6%	86.4%	12.6
Total		392,816	—	13,969	$20,825	87.6%	86.4%	12.6

Toronto, Canada
371 Gough Road	Data Center	104,308	—	—	$11,259	89.0%	76.1%	6.8
6800 Millcreek Drive	Data Center	83,758	—	—	2,300	100.0%	100.0%	—
Total		188,066	—	—	$13,559	93.9%	86.7%	6.8

Denver
11900 East Cornell Avenue	Data Center	285,840	—	—	$6,554	94.3%	94.3%	—
8534 Concord Center Drive	Data Center	85,660	—	—	4,135	100.0%	100.0%	—
Total		371,500	—	—	$10,689	95.6%	95.6%	—

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Second Quarter 2017

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Jun-17	31-Mar-17	TKF & Colo IT Load (6)
Austin
7500 Metro Center Drive	Data Center	85,688	—	—	$6,674	53.6%	38.5%	4.3
7401 E. Ben White Blvd Building 7 - 9	Data Center	203,235	—	—	1,681	75.4%	75.4%	—
8025 North Interstate 35	Data Center	62,237	—	—	1,058	100.0%	100.0%	—
Total		351,160	—	—	$9,413	74.4%	70.7%	4.3

Miami
36 NE 2nd Street	Internet Gateway	134,285	22,535	5,320	$5,522	95.0%	94.3%	0.6
2300 NW 89th Place	Data Center	64,174	—	—	963	100.0%	100.0%	—
Total		198,459	22,535	5,320	$6,485	96.6%	96.1%	0.6

Portland
3825 NW Aloclek Place	Data Center	48,574	—	—	$6,068	83.2%	83.1%	4.5
Total		48,574	—	—	$6,068	83.2%	83.1%	4.5

Minneapolis/St. Paul
1500 Towerview Road	Data Center	328,765	—	—	$5,494	100.0%	100.0%	—
1125 Energy Park Drive	Data Center	78,164	—	—	444	22.2%	22.2%	—
Total		406,929	—	—	$5,938	85.1%	85.1%	—

Charlotte
125 North Myers	Internet Gateway	25,402	—	—	$1,622	100.0%	100.0%	0.9
731 East Trade Street	Internet Gateway	40,879	—	—	1,538	100.0%	100.0%	—
113 North Myers	Internet Gateway	29,218	—	—	1,475	100.0%	100.0%	0.1
Total		95,499	—	—	$4,635	100.0%	100.0%	1.0

Sacramento
11085 Sun Center Drive	Data Center	69,048	—	—	$3,239	100.0%	100.0%	—
Total		69,048	—	—	$3,239	100.0%	100.0%	—

Seattle
3433 S 120th Place (8)	Data Center	40,502	—	75,444	$2,170	71.4%	71.5%	2.0
Total		40,502	—	75,444	$2,170	71.4%	71.5%	2.0

EUROPE

London, United Kingdom
Unit 21 Goldsworth Park Trading Estate	Data Center	437,181	27,682	15,137	$57,882	100.0%	100.0%	29.9
Sovereign House (15)	Internet Gateway	65,100	—	—	27,814	75.2%	75.7%	4.8
Watford (16)	Data Center	113,355	—	19,645	17,887	100.0%	100.0%	11.2
3 St. Anne's Boulevard	Data Center	96,384	—	—	16,999	92.2%	90.7%	7.2
Fountain Court	Data Center	131,771	—	—	15,223	77.2%	77.3%	8.6
Croydon (17)	Data Center	120,000	—	—	13,621	100.0%	100.0%	7.9
Oliver's Yard (15)	Data Center	37,634	—	—	8,460	68.3%	67.9%	2.4
Crawley	Data Center	66,248	65,902	—	7,983	100.0%	100.0%	6.0
Mundells Roundabout	Data Center	113,464	—	—	7,349	100.0%	100.0%	—
West Drayton (15)	Data Center	58,200	—	—	6,918	47.0%	47.5%	2.9
Cressex 1	Data Center	50,847	—	—	6,793	100.0%	100.0%	2.9
2 St. Anne's Boulevard	Data Center	30,612	—	—	4,485	100.0%	100.0%	1.4
Bonnington House (15)	Internet Gateway	14,077	—	20,277	3,954	97.7%	97.6%	0.7
Meridian Gate (15)	Data Center	17,943	—	—	2,728	63.7%	66.9%	1.4
1 St. Anne's Boulevard	Data Center	20,219	—	—	261	100.0%	100.0%	—
Crawley 2	Data Center	—	105,569	—	—	—	—	—
Total		1,373,036	199,153	55,059	$198,357	92.5%	92.4%	87.3

Amsterdam, Netherlands
Amstel Business Park	Data Center	31,824	—	—	$16,975	94.7%	93.6%	6.7
Science Park (15)	Internet Gateway	100,645	—	48,393	9,080	63.8%	61.7%	7.1
Paul van Vlissingenstraat 16	Data Center	112,472	—	—	5,755	100.0%	100.0%	2.2
Cateringweg 5	Data Center	55,972	—	—	4,869	100.0%	100.0%	—
Naritaweg 52	Data Center	63,260	—	—	2,538	100.0%	100.0%	—
De President Business Park	Data Center	24,473	21,362	111,554	2,170	100.0%	—	3.0
Liverpoolweg 10 - The Netherlands	Data Center	29,986	—	—	1,447	100.0%	100.0%	—
Gyroscoopweg 2E-2F	Data Center	55,585	—	—	1,198	100.0%	100.0%	—
Total		474,217	21,362	159,947	$44,032	92.0%	91.0%	19.0

Dublin, Ireland
Unit 9 Blanchardstown Corporate Center	Data Center	120,000	—	—	$8,315	81.6%	81.6%	4.3
Clonshaugh Industrial Estate (Eircom)	Data Center	124,500	—	—	7,822	100.0%	100.0%	—
Profile Park	Data Center	43,275	—	—	5,258	83.0%	50.1%	3.8
Clonshaugh Industrial Estate IE	Data Center	20,000	—	—	1,263	100.0%	100.0%	—
Total		307,775	—	—	$22,658	90.4%	85.8%	8.1

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Second Quarter 2017

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Jun-17	31-Mar-17	TKF & Colo IT Load (6)
Frankfurt, Germany
Lyonerstrasse (15)	Data Center	47,641	—	—	$9,632	65.9%	62.6%	3.9
Wilhem-Fay-Strasse	Data Center	—	120,030	—	—	—	—	—
Total		47,641	120,030	—	$9,632	65.9%	62.6%	3.9

Paris, France
1 Rue Jean-Pierre	Data Center	104,666	—	—	$4,339	100.0%	100.0%	—
127 Rue de Paris	Data Center	59,991	—	—	1,860	100.0%	100.0%	—
Liet-dit ie Christ de Saclay	Data Center	21,337	—	—	620	100.0%	100.0%	—
Total		185,994	—	—	$6,819	100.0%	100.0%	—

Geneva, Switzerland
Chemin de l Epinglier 2	Data Center	59,190	—	—	$1,649	100.0%	100.0%	—
Total		59,190	—	—	$1,649	100.0%	100.0%	—

Manchester, England
Manchester Technopark	Data Center	38,016	—	—	$1,638	100.0%	100.0%	—
Total		38,016	—	—	$1,638	100.0%	100.0%	—

ASIA PACIFIC

Singapore
29A International Business Park	Data Center	370,500	—	—	$63,021	98.1%	98.1%	22.3
3 Loyang Way	Data Center	95,019	—	75,119	4,668	31.9%	29.9%	3.6
Total		465,519	—	75,119	$67,690	84.6%	84.2%	25.9

Melbourne
98 Radnor Drive	Data Center	52,988	—	—	$8,716	100.0%	100.0%	2.9
Deer Park 2 (72 Radnor Drive)	Data Center	72,341	—	21,241	7,786	85.2%	89.6%	4.3
Total		125,329	—	21,241	$16,503	91.5%	94.0%	7.2

Sydney
1-11 Templar Road (18)	Data Center	86,217	—	—	$14,980	99.7%	97.1%	6.5
23 Waterloo Road	Data Center	51,990	—	—	1,129	100.0%	100.0%	—
Total		138,207	—	—	$16,109	99.8%	98.2%	6.5

Osaka
Digital Osaka 1 TMK	Data Center	—	92,682	—	—	—	—	—
Total		—	92,682	—	—	—	—	—

NON-DATA-CENTER PROPERTIES

34551 Ardenwood Boulevard	Technology Manufacturing	322,757	—	—	$4,478	62.7%	62.7%	—
2425-2553 Edgington Street	Technology Office	263,668	—	—	1,252	100.0%	—	—
8201 E. Riverside Drive Building 4 - 6	Technology Manufacturing	133,460	—	—	1,113	81.7%	81.7%	—
908 Quality Way	Technology Office	14,400	—	—	—	100.0%	100.0%	—
Total		734,285	—	—	$6,843	80.3%	80.4%	—

Consolidated Portfolio Total/Weighted Average		21,047,604	1,182,869	1,603,139	$1,627,400	88.3%	88.6%	622.7

MANAGED UNCONSOLIDATED JOINT VENTURES

Northern Virginia
43915 Devin Shafron Drive (Bldg A)	Data Center	132,280	—	—	$18,149	98.0%	100.0%	9.0
43790 Devin Shafron Drive (Bldg E)	Data Center	152,138	—	—	3,633	100.0%	100.0%	—
21551 Beaumeade Circle	Data Center	152,504	—	—	2,350	100.0%	100.0%	—
7505 Mason King Court	Data Center	109,650	—	—	2,057	100.0%	100.0%	—
Total		546,572	—	—	$26,189	100.0%	100.0%	9.0

Hong Kong
33 Chun Choi Street	Data Center	114,883	—	71,417	$17,453	80.8%	80.8%	5.8
Total		114,883	—	71,417	$17,453	80.8%	80.8%	5.8

Silicon Valley
4650 Old Ironsides Drive	Data Center	124,383	—	—	$4,525	100.0%	100.0%	—
2950 Zanker Road	Data Center	69,700	—	—	3,443	100.0%	100.0%	—
4700 Old Ironsides Drive	Data Center	90,139	—	—	2,317	100.0%	100.0%	—
444 Toyama Drive	Data Center	42,083	—	—	2,122	100.0%	100.0%	—
Total		326,305	—	—	$12,407	100.0%	100.0%	—

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Second Quarter 2017

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Jun-17	31-Mar-17	TKF & Colo IT Load (6)
Dallas
14901 FAA Boulevard	Data Center	263,700	—	—	$5,726	100.0%	100.0%	—
900 Dorothy Drive	Data Center	56,176	—	—	1,815	100.0%	100.0%	—
Total		319,876	—	—	$7,541	100.0%	100.0%	—

New York
636 Pierce Street	Data Center	108,336	—	—	$3,190	100.0%	100.0%	3.4
Total		108,336	—	—	$3,190	100.0%	100.0%	3.4

Managed Unconsolidated Portfolio Total/Weighted Average		1,415,972	—	71,417	$66,780	98.3%	98.4%	18.2

Managed Portfolio Total/Weighted Average		22,463,576	1,182,869	1,674,556	$1,694,180	89.0%	89.2%	640.9

Digital Realty Share Total/Weighted Average (19)		21,364,861	1,182,869	1,622,858	$1,645,892	88.5%	88.4%	627.5

NON-MANAGED UNCONSOLIDATED JOINT VENTURES

Seattle
2001 Sixth Avenue	Internet Gateway	400,369	—	—	$43,585	96.6%	96.8%	—
2020 Fifth Avenue	Data Center	51,000	—	—	6,960	100.0%	100.0%	—
Total		451,369	—	—	$50,544	97.0%	97.1%	—

Non-Managed Portfolio Total/Weighted Average		451,369	—	—	$50,544	97.0%	97.1%	—

Portfolio Total/Weighted Average		22,914,945	1,182,869	1,674,556	$1,744,724	89.1%	89.4%	640.9

Held for Sale
200 Quannapowitt Parkway	Data Center	144,569	—	66,526	$3,529	38.1%	81.7%	2.1
3065 Gold Camp Drive	Data Center	40,394	—	23,397	2,986	100.0%	100.0%	1.4
1 Solutions Parkway (20)	Technology Office	156,000	—	—	2,597	100.0%	100.0%	—
7620 Metro Center Drive	Data Center	40,836	—	—	701	83.2%	83.2%	0.3
2010 East Centennial Circle	Technology Manufacturing	113,405	—	—	—	—	100.0%	—
Total		495,204	—	89,923	$9,813	57.6%	85.3%	3.8

(1)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 34).

(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 38).

(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2017, multiplied by 12.

(5)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)
IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes any power associated with Powered Base Building® and Non-Technical product types.

(7)	Includes approximately 116,843 rentable square feet from a leasehold interest acquisition.

(8)	Building represents leasehold interest from the acquisition of Telx Holdings, Inc., or the Telx Acquisition.

(9)	Includes approximately 27,943 rentable square feet from a leasehold interest acquisition.

(10)	Includes approximately 17,105 rentable square feet from a leasehold interest acquisition.

(11)	Building formerly referred to as 1301 International Parkway.

(12)	Building was razed during Q4 2013 and added to the Land Inventory pursuant to our business plan (see page 38).

(13)	Building formerly referred to as 1215 Datacenter Park.

(14)	Building formerly referred to as 800 Central Expressway.

(15)	Building represents leasehold interest from European Portfolio Acquisition in third quarter of 2016.

(16)	Building formerly referred to as The Chess Building.

(17)	Building formerly referred to as Unit B Prologis Park.

(18)	Building formerly referred to as 1-23 Templar Road.

(19)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(20)	Building formerly referred to as 1 Savvis Parkway.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	Second Quarter 2017

	Base Building Construction					Data Center Construction										Total Active Development

			A	B	A + B				A	B	A + B							A	B	A + B
Metropolitan Area	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	# of Locations	Total Square Feet	kW	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	% Leased	Average Expected Completion Period	Est. GAAP Yield. (4)	Est. Stabilized Cash Yield (4)	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)
Dallas	—	—	—	—	—	2	125,411	9,600	$26,481	$56,441	$82,922	37.5%	4Q17			2	125,411	$26,481	$56,441	$82,922
Miami	—	—	—	—	—	1	22,535	800	4,274	12,034	16,308	—	3Q17			1	22,535	4,274	12,034	16,308
N. Virginia	1	404,594	$27,102	$16,100	$43,202	3	131,422	12,400	65,827	36,146	101,973	41.9%	4Q17			3	536,016	92,929	52,246	145,175
Silicon Valley	—	—	—	—	—	1	65,680	6,000	19,730	57,062	76,792	—	1Q18			1	65,680	19,730	57,062	76,792
North America	1	404,594	$27,102	$16,100	$43,202	7	345,048	28,800	$116,312	$161,683	$277,995	30.6%		12.4%	11.9%	7	749,642	$143,414	$177,783	$321,197

Amsterdam	—	—	—	—	—	1	21,362	2,000	8,889	11,084	19,973	—	3Q17			1	21,362	8,889	11,084	19,973
Frankfurt	1	81,094	15,425	11,197	26,622	1	38,936	3,000	15,925	26,468	42,393	—	1Q18			1	120,030	31,350	37,665	69,015
London	1	76,123	14,532	14,118	28,650	3	123,030	10,000	57,243	53,686	110,929	40.0%	1Q18			3	199,153	71,775	67,804	139,579
Europe	2	157,217	$29,957	$25,315	$55,272	5	183,328	15,000	$82,057	$91,238	$173,295	26.7%		10.2%	9.4%	5	340,545	$112,014	$116,553	$228,567

Osaka	1	15,008	1,576	—	1,576	1	77,674	7,600	108,186	20,830	129,016	94.7%	4Q17			1	92,682	109,762	20,830	130,592
Asia Pacific	1	15,008	1,576	—	1,576	1	77,674	7,600	$108,186	$20,830	$129,016	94.7%		7.8%	7.6%	1	92,682	$109,762	$20,830	$130,592

Total	4	576,819	$58,635	$41,415	$100,050	13	606,050	51,400	$306,555	$273,751	$580,306	38.9%		10.8%	10.2%	13	1,182,869	$365,190	$315,166	$680,356

(1)	Represents costs incurred through June 30, 2017.

(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

(3)
For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.

(4)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

Note:	Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Development Lifecycle - In Service	Financial Supplement
Dollars in Thousands	Second Quarter 2017

	Pre-Stabilized (1)
Metropolitan Area	# of Locations	Total Square Feet	kW	Total Current Investment (2)	% Leased	Est. GAAP Yield. (3)	Est. Stabilized Cash Yield (3)
Austin	1	15,653	625	$10,345	—
Boston	1	6,413	217	3,543	—
Chicago	2	41,206	3,487	38,687	—
Dallas	1	69,656	6,000	50,118	66.7%
Houston	1	15,141	1,108	13,713	—
Northern Virginia	2	74,047	5,638	39,974	10.6%
Silicon Valley	1	596	182	2,540	—
North America	9	222,712	17,257	$158,920	26.7%	12.4%	11.7%

Dublin	1	6,328	620	$6,918	—
London	1	9,468	761	10,313	—
Europe	2	15,796	1,381	$17,231	—	10.2%	9.6%

Singapore	2	25,365	2,257	$29,491	—
Asia Pacific	2	25,365	2,257	$29,491	—	13.5%	12.7%

Subtotal Consolidated Portfolio	13	263,873	20,895	$205,642	22.0%	12.3%	11.6%

Hong Kong	1	22,095	1,200	$27,895	—
Subtotal Unconsolidated JV (4)	1	22,095	1,200	$27,895	—	14.0%	13.2%

Grand Total	14	285,968	22,095	$233,537	20.8%	12.5%	11.8%

(1)	In-service inventory requiring lease commencement.

(2)
Represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project.

(3)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

(4)	Square Footage, kW and Investment figures shown represent the gross amounts at the joint venture level. For Hong Kong, Digital Realty's ownership percentage is 50%.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Second Quarter 2017

Construction Projects in Progress	Net Rentable Square Feet (5)	Acreage	Current Investment (6)	Future Investment (7)	Total Investment	Total Cost/ Net Rentable Square Foot
Development Lifecycle
Land Held for Future Development (1)	N/A	425.9	$262,139	—	$262,139
Development Construction in Progress
Space Held for Development (1)	1,603,139	N/A	405,034	—	405,034	$253
Base Building Construction (2)	576,819	N/A	58,635	$41,415	100,050	173
Data Center Construction	606,050	N/A	306,555	273,751	580,306	958
Equipment Pool & Other Inventory (3)	N/A	N/A	4,997	—	4,997
Campus, Tenant Improvements & Other (4)	N/A	N/A	12,094	4,812	16,906
Total Development Construction in Progress	2,786,008		$787,315	$319,978	$1,107,293

Enhancement & Other			$11,358	$9,482	$20,840
Recurring			20,984	37,182	58,166
Total Construction in Progress			$1,081,796	$366,642	$1,448,438

(1)	Land Inventory and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.

(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.

(3)	Equipment Pool and Other Inventory represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.

(4)
Represents improvements in progress as of June 30, 2017 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first generation tenant improvements.

(5)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)	Represents costs incurred through June 30, 2017.

(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Second Quarter 2017

	Three Months Ended					Six Months Ended
	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16	30-Jun-17	30-Jun-16

Non-Recurring Capital Expenditures (1)
Development	$171,128	$199,742	$160,313	$172,057	$110,114	$370,870	$241,590
Enhancements and Other Non-Recurring	1,722	2,816	1,371	2,033	908	4,538	1,349
Total Non-Recurring Capital Expenditures	$172,850	$202,558	$161,684	$174,090	$111,022	$375,408	$242,939

Recurring Capital Expenditures (2)	$26,740	$29,588	$21,246	$15,252	$17,914	$56,328	$38,978

Total Direct Capital Expenditures	$199,590	$232,146	$182,930	$189,342	$128,936	$431,736	$281,917

Indirect Capital Expenditures
Capitalized Interest	$3,770	$4,614	$4,877	$3,750	$3,883	$8,384	$7,697
Capitalized Overhead	18,351	17,599	18,474	18,101	15,660	35,950	32,326
Total Indirect Capital Expenditures	$22,121	$22,213	$23,351	$21,851	$19,543	$44,334	$40,023

Timing / FX adjustments	—	—	2,436	5,764	38	—	10,468

Total Improvements to and Advances for Investment in Real Estate	$221,711	$254,359	$208,717	$216,957	$148,517	$476,070	$332,408

Consolidated Portfolio Net Rentable Square Feet (3)	21,364,861	21,129,928	21,235,352	21,067,803	21,582,291	21,364,861	21,582,291

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle - Held for Development	Financial Supplement
Dollars in Thousands	Second Quarter 2017

	Land Inventory (1)			Space Held for Development

Metropolitan Area	# of Locations	Acres	Current Investment (2)	# of Locations	Total Square Feet	Current Investment (2)
Atlanta	—	—	—	1	313,581	$22,958
Austin	1	7.2	$1,879		—	—
Boston	—	—	—	1	50,649	23,753
Chicago	1	18.7	19,870	4	132,652	52,099
Dallas	3	100.0	25,143	4	156,413	18,678
Houston	—	—	—	1	13,969	2,732
Miami	—	—	—	1	5,320	155
New York	1	34.2	42,201	7	313,046	96,371
N. Virginia	2	215.8	109,592	5	108,273	12,732
Phoenix	—	—	—	1	108,926	12,373
San Francisco	—	—	—	1	13,500	2,352
Silicon Valley	1	7.2	5,692	—	—	—
Seattle	—	—	—	1	75,444	7,736
North America	9	383.1	$204,377	27	1,291,773	$251,939

Amsterdam, Netherlands	1	5.1	$7,459	2	159,947	$59,505
Dublin, Ireland	1	7.5	10,439	—	—	—
Frankfurt, Germany	1	4.0	6,165	—	—	—
London, England	1	6.7	12,453	3	55,059	11,880
Europe	4	23.3	$36,516	5	215,006	$71,385

Melbourne	1	4.1	$1,740	1	21,241	$6,547
Osaka	1	6.8	13,521	—	—	—
Singapore	—	—	—	1	75,119	75,163
Sydney	1	8.6	5,985	—	—	—
Asia Pacific	3	19.5	$21,246	2	96,360	$81,710

Subtotal Consolidated Portfolio	16	425.9	$262,139	34	1,603,139	$405,034

Hong Kong	—	—	—	1	71,417	$11,741
Subtotal Unconsolidated JV	—	—	—	1	71,417	$11,741

Grand Total	16	425.9	$262,139	35	1,674,556	$416,775

(1)	Represents properties acquired to support ground-up development.

(2)	Represents costs incurred through June 30, 2017. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions / Joint Ventures	Financial Supplement
Dollars in Thousands	Second Quarter 2017

Acquisitions:
Property	Metropolitan Area	Date Acquired	Purchase Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
2553 Edgington Street	Chicago	May 11, 2017	$14,100	3.2%	263,668	—	100%
De President Phase II	Amsterdam	June 23, 2017	$6,300	N/A	—	—	—
Total			$20,400		263,668	—	—

Dispositions:
Property	Metropolitan Area	Date Sold	Sale Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total	—	—	—	—	—	—	—

Joint Ventures:
Property	Metropolitan Area	Date Invested	Investment Amount	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total	—	—	—	—	—	—	—

(1)
We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the properties subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the properties that we cannot pass on to tenants.

(2)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(3)	Occupancy excludes space under active development and space held for development.

Unconsolidated Joint Ventures ("JVs")	Financial Supplement
Dollars in Thousands	Second Quarter 2017

	As of June 30, 2017
Summary Balance Sheet - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Prudential	Griffin	Colovore	Total

Undepreciated book value of operating real estate	$126,007	$48,574	$148,046	$441,533	$124,234	$8,138	$896,532
Accumulated depreciation & amortization	(99,272)	(2,934)	(16,548)	(36,611)	(8,643)	(1,314)	(165,322)
Net Book Value of Operating Real Estate	$26,735	$45,640	$131,498	$404,922	$115,591	$6,824	$731,210
Other assets	26,555	9,187	55,395	55,842	41,303	10,527	198,809
Total Assets	$53,290	$54,827	$186,893	$460,764	$156,894	$17,351	$930,019

Debt	135,000	47,000	—	207,479	101,579	—	491,058
Other liabilities	6,370	443	3,166	77,494	2,617	154	90,244
Equity / (deficit)	(88,080)	7,384	183,727	175,791	52,698	17,197	348,717
Total Liabilities and Equity	$53,290	$54,827	$186,893	$460,764	$156,894	$17,351	$930,019

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$67,500	$23,500	—	$41,496	$20,316	—	$152,812

	Three Months Ended June 30, 2017
Summary Statement of Operations - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Prudential	Griffin	Colovore	Total

Total revenues	$12,831	$2,241	$4,797	$10,305	$4,604	$1,232	$36,010
Operating expenses	(4,911)	(437)	(1,539)	(1,948)	(1,694)	(1,049)	(11,578)
Net Operating Income (NOI)	$7,920	$1,804	$3,258	$8,357	$2,910	$183	$24,432

Straight-line rental revenue	$41	—	$107	($258)	($141)	—	($251)
Above- and below-market rent	—	—	—	(749)	931	—	182
Cash Net Operating Income (NOI)	$7,961	$1,804	$3,365	$7,350	$3,700	$183	$24,363

Interest expense	($1,702)	($390)	($1)	($1,663)	($990)	($1)	($4,747)
Depreciation & amortization	(1,531)	(211)	(1,532)	(3,183)	(2,237)	(193)	(8,887)
Other income / (expense)	(949)	—	(257)	(95)	(137)	(31)	(1,469)
Total Non-Operating Expenses	($4,182)	($601)	($1,790)	($4,941)	($3,364)	($225)	($15,103)

Net Income	$3,738	$1,203	$1,468	$3,416	($454)	($42)	$9,329

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$3,960	$902	$1,629	$1,671	$582	$31	$8,775

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$3,981	$902	$1,683	$1,470	$740	$31	$8,807

Digital Realty's income (loss) from unconsolidated JVs (1)	$5,545	$602	$734	$1,044	$470	($7)	$8,388

Digital Realty's Pro Rata Share of FFO (2)	$6,311	$708	$1,500	$1,681	$917	$26	$11,143

Digital Realty's Fee Income from JV	—	—	$138	$847	$396	—	$1,381

(1)	Values represent Digital Realty's basis and may not be comparable to values reflected in the entities' standalone financial statements calculated on a different basis.

(2)	For a definition of FFO, see page 47.

External Growth Pipeline	Financial Supplement
Central - Chicago	Second Quarter 2017

Master Plan

Grand Avenue
Central
Chilled
Water
Plant
PRIMARY
ENTRY
Building 9333
Phase 1
Building 9377
Phase 3
Building 9355
Phase 2
Martens St.

Completed and Stabilized Development

Current Development

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
9333 W. Grand Ave., Franklin Park, IL	117,515	6.8	88.7%	Complete
9355 W. Grand Ave., Franklin Park, IL	237,794	21.6	90.2%	Complete
9377 W. Grand Ave., Franklin Park, IL	172,816	12.8	24.0%	Active Development

Asset

•	Digital Chicago Campus – 9333, 9355 and 9377 W. Grand Avenue, Franklin Park IL

Background

•	In May 2012, Digital Realty acquired the three-building, 22-acre campus and created the Digital Chicago Campus.

•
Based on strong demand for our Turn-Key Flex® data center product, as well as limited supply in the area, the first phase of construction began with the redevelopment of the 9333 W. Grand Ave. building in August 2012 to provide 117,515 square feet and accommodate 6.8 MW of IT Load.

•
As market conditions continued to show limited supply of competitive space along with strong leasing activity, redevelopment of the 9355 W. Grand Ave. building commenced in June 2013 to provide 251,500 square feet and accommodate 14.4 MW of IT Load in eight 1,800 kW data centers. The IT density of the first floor in the 9355 building was subsequently doubled from the original plan to satisfy customers' requirements thereby increasing the building's total IT Load from 14.4 MW to 21.6 MW.

•
Redevelopment of the 9377 building commenced in February 2016, with delivery of the the first 6.4 MW of IT Load in 1Q2017. The building is designed to provide 12.8 MW of IT Load, with the potential to increase critical IT Load to 16.0 MW for higher-density use.

•
In August 2016, Digital Realty acquired an 18.7-acre parcel of land at 9401 W. Grand Ave in Franklin Park, IL, adjacent to the current Digital Chicago Campus to support future growth. This site is now planned to accommodate future datacenter development of approximately 310,000 square feet and 32.0 MW of IT Load, with potential to increase to 36 MW at higher-density use. Demolition and site preparation work are underway. This adjacent expansion enables Digital Realty to continue to compete for various sized opportunities in the Chicago market.

Opportunity

•	Upon completion, the 9333, 9355 and 9377 W. Grand Ave. buildings will have 528,125 square feet to support upwards of 44.4 MW of IT Load.

•	Development of the additional adjacent land would increase the Digital Chicago campus to 911,819 square feet and 80 MW of IT Load.

•
Campus utility service is provided by ComEd with 60 MW delivered by multiple 34.5 kV services. The proposed 9401 W. Grand Ave. development would include construction of a 100 MW electrical substation to support the expansion.

•	The 9333 W. Grand Ave. building includes four Turn-Key Flex® data centers and is 98% leased based upon total IT Load.

•	Redevelopment of the second phase, 9355 W. Grand Ave., was completed during 2Q 2016 and the building is now 100% leased based on IT Load.

•
The ground-up development of the 9377 W. Grand Ave. building is master planned for a 172,816 square foot building to accommodate up to 16 MW of IT Load Capacity. Phase 1 was delivered in 1Q17 with 3.2 MW leased.

(1) IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.
(2) Leased percentage is based on delivered space in addition to future capacity (both Datacenter & Non-Tech), including pre-leasing, and will not necessarily be the same as occupancy percentages in the Occupancy Analysis.

External Growth Pipeline	Financial Supplement
Central - Dallas	Second Quarter 2017

Master Plan

E. Collins Blvd.
750 E. COLLINS
122 mW SUB-STATION
850 E. COLLINS
950 E. COLLINS
Alma Road
Quality Way
1232 ALMA RD.
Integrity Drive
900 QUALITY WAY
904 QUALITY WAY
908 QUALITY WAY
Commerce Drive
International Parkway
1210 INTEGRITY DRIVE
907 SECURITY ROW
1215 INTEGRITY DRIVE
Security Row

Completed and Stabilized Development | Current Development | Planned for Future Development

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
1232 Alma Road	105,726	6.8	84.2%	Complete
900 Quality Way	114,922	7.0	98.6%	Complete
850 East Collins	121,366	6.9	84.9%	Complete
950 East Collins	121,286	7.2	100.0%	Complete
904 Quality Way	62,636	4.5	100.0%	Complete
907 Security Row	138,450	9.6	84.6%	Complete
1210 Integrity Drive	464,830	36.0	27.0%	Active Development
1215 Integrity Drive	117,876	7.0	98.3%	Active Development
750 E Collins Blvd	TBD	TBD	—	Planned
908 Quality Way	66,000	TBD		Planned for future management office
Asset

•	Digital Dallas Campus is a 70-acre master-planned property located within the renowned “Telecom Corridor” of Richardson, TX, a suburb of Dallas.
Background

•	Originally acquired in 2009 as part of a 60/40 joint venture, Digital Realty subsequently acquired the entire ownership interest in 2011.

•	Development has included a mix of redevelopment and ground-up construction of Powered Base Buildings®, multi-tenant data centers and a Digital Realty owned 122 MW sub-station.

•	Since 2010, Digital Realty has completed and is actively developing a total of 1,247,092 square feet across eight buildings. Six buildings have been completed.

•	The campus has approximately 57.3 MW of IT Load currently in operation.

•	Construction to commence on 3.6 MW of IT Load in leased data center space at 1215 Integrity that is anticipated to be completed 4Q2017; this space was previously held for customer expansion.

•
Construction activities commenced December 2015 at 1210 Integrity Drive to develop a 464,830 square foot building capable of delivering 36 MW of IT Load. The building will be built in phases with Phase 1 to provide a 326,370 square foot building to accommodate 24 MW, and Phase 2 will be a follow-on expansion for 138,460 square feet to accommodate an additional 12 MW of IT Load.

Opportunity

•
The campus has a little under 5 acres of land available at sites highlighted above as "Planned for Future Development" for new one and two-story ground-up developments that could support new buildings that would increase the size of the campus by 66,000 square feet with the potential to add another 4.8 MW of IT Load to the campus.

(1) IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.
(2) Leased percentage is based on delivered space in addition to future capacity (both Datacenter & Non-Tech), including pre-leasing, and will not necessarily be the same as occupancy percentages in the Occupancy Analysis.

External Growth Pipeline	Financial Supplement
East - Northern Virginia	Second Quarter 2017

Master Plan

DIGITAL REALTY
Building L
Phase I
Phase II
Phase III
Building M
Building N
Building P
Building E
Building F
Building A
150 mW Sub-Station
Building H
Building J
Building K
Building D
Building C
Building B
Building G1
Building G2

Completed and Stabilized Development Existing Campus: Bldgs. A, B, C, D, E, F, K & J

Current Development: Bldgs. G & H Loudoun Pkwy North, Bldg. L Phase I Loudoun III

Planned for Future Development

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
43940 Digital Loudoun Plaza (Bldg G)	392,711	26.1	95.1%	Active Development
44060 Digital Loudoun Plaza (Bldg K)	284,463	19.8	93.6%	Complete
44100 Digital Loudoun Plaza (Bldg J)	214,820	17.2	75.5%	Complete
43780 Digital Loudoun Plaza (Bldg H)	218,718	16.8	62.9%	Active Development
44274 Roundtable Plaza (Bldg L)	475,889	36.0	—	Active Development
Asset

•	Existing Campus – Digital Ashburn Campus (Buildings A, B, C, D, E and F), Devin Shafron Drive, Ashburn, VA

•	Campus Expansion – Digital Ashburn Campus (Buildings G, H, J and K), Digital Loudoun Plaza, Ashburn, VA

•	Future Development – Digital Loudoun III Campus (Buildings L, M, N, and P), Roundtable Plaza, Ashburn, VA
Background

•	Digital Realty originally acquired three existing shell buildings (Buildings B, C and D) and developed the Digital Ashburn Campus in 2007.

•	The existing campus was expanded through a land acquisition in 2009 and Digital Realty developed three additional single-story buildings (Bldgs. A, E and F).

•	The campus expanded in 2011 with the Loudoun Parkway North land acquisition to support development of buildings G, H, J and K, bringing the total campus to 98 acres.

•
Digital Realty acquired 125.9 acres of undeveloped land in Loudoun County in November 2015, located less than a mile from Digital Realty's existing data center campus, which has been master planned to include 2.46 million square feet of development and 205.2 MW of IT Load. Phase 1 of Building L is currently under construction to deliver in 4Q2017 which will accommodate 36 MW of IT Load. The first 6 MW of IT Load in the building is under construction for delivery in 4Q2017.

•
Digital Realty acquired 112 acres of undeveloped land in Loudoun County in August 2016, adjacent to the 125.9 acres acquired in November 2015 to support future development of approximately 800,000 square feet and the build-out of approximately 60.0 MW of IT Load.

Opportunity

•
Loudoun Parkway North campus is master-planned for four, two-story buildings (Buildings G, H, J and K), that upon completion, will provide approximately 1,110,712 square feet to support approximately 80 MW of IT Load, which is supported by a dedicated sub-station capable of supplying 150 MW of power.

•	Building G, the first building on the expanded campus, was designed and constructed in two phases.

•	Building K is complete with 19.8 MW of IT Load, 100% leased.

•	Building J is complete with 17.2 MW of IT Load, 96% leased.

•	Building H will be complete in 3Q17, totaling 16.8 MW of IT Load which is 74% leased.
(1) IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.
(2) Leased percentage is based on delivered space in addition to future capacity (both Datacenter & Non-Tech), including pre-leasing, and will not necessarily be the same as occupancy percentages in the Occupancy Analysis.

External Growth Pipeline	Financial Supplement
Europe - Amsterdam	Second Quarter 2017

Master Plan

BUILDING AMS16
PHASE 2
Data Hall
6 x UPS/
6 x Batteries
Storage
HV Gen
Amenity
Generator enclosure
POP Room
Storage Office
Entrance/ Loading
Water mist
BUILDING AMS15
PHASE 1

Current Development

Planned for Future Development

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
De President Business Park (AMS15)	157,338	13.0	15.5%	Active Development
De President Business Park (AMS16)	132,202	12.0	—%	Planned
Asset

•	De President is located in Hoofddorp, which is near the Schiphol Airport and 25 km west of Amsterdam.

•	The combined 10.5-acre site is planned for two buildings known as AMS15 and AMS16.

•	De President Business Park AMS15 site is currently under construction to deliver a 157,338 square foot building to support 13 MW of IT Load Capacity.

•	De President Business Park AMS16 is a greenfield site for future development and master planned for a 132,202 square foot building to provide at least 12 MW of IT Load Capacity.
Background

•
Digital Realty acquired the initial 5.4 acres for development of AMS15 in 2013. Based upon prospects of future demand we recently exercised an option to purchase the adjoining 5.1 acres for development of AMS16 to enable a campus master plan.

•
With exercise of the option for AMS16 for the additional 5.1 acres the entire campus has the potential to deliver at least 24 MW of IT Load. The AMS16 land is currently held for future data center development or for a customer build-to-suit.

•
Due to increased demand and resolution of oversupply concerns, we commenced construction of AMS15, our first speculative data center in Amsterdam. Initial design works for AMS15 were completed in 2015 and construction commenced in April 2016 to develop the 157,338 square foot building to accommodate 12 MW of IT Load in six 2 MW data centers.

•
In 1Q2017 we successfully pre-leased our first data hall which is being upgraded from 2 MW to 3 MW to support a high-density customer solution. This has increased the total building IT Load Capacity from 12 MW to 13 MW.

•	The AMS15 M&E plant is designed to enable flexibility to accommodate higher density customer requirements.
Opportunity

•
Digital Realty has been present in the Amsterdam metropolitan area since 2005 and owns five single-tenant properties. With the recent acquisition of two colocation data centers in Amsterdam as part of the European portfolio acquisition, we entered the colocation business in the metropolitan area and acquired strong local operations and sales teams.

•	The De President campus is Digital Realty's first speculative development in the market mainly targeting large scale and hyperscale customers.

•
Our fiber and connectivity strategy will link the AMS15 and AMS16 buildings to our colocation hubs in Amstel Business Park and at Science Park Tower which will greatly enhance our connectivity offerings.

(1) IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.
(2) Leased percentage is based on delivered space in addition to future capacity (both Datacenter & Non-Tech), including pre-leasing, and will not necessarily be the same as occupancy percentages in the Occupancy Analysis.

External Growth Pipeline	Financial Supplement
Europe - Amsterdam	Second Quarter 2017

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
Science Park	24,144	1.3	86.8%	Planned for future decommissioning
Science Park Tower	124,894	9.0	57.0%	The entire 124,894 square foot base building is complete. 76,501 square feet of the base building has been built as data center space and 48,393 square feet is planned for future development.
Asset

•
Amsterdam Science Park Tower represents a new development project that was begun by the prior owner to deliver a new 124,894 square foot building planned to provide at least 9.0 MW of IT Load Capacity across 11 floors of data center space. Digital Realty acquired this property as part of the European portfolio acquisition in 2016.

•
The new development is adjacent to the existing single-story 24,144 square foot building with 1.3 MW of IT Load Capacity converted by the prior owner for use as a data center in 2000. The prior owner agreed to vacate the existing building by 2018 and began migrating the existing customers to the newly developed Science Park Tower in 2016. The migration is expected to be completed during 2017 with a majority of the customers anticipated to migrate to the new development.

•	The new tower is also known as The Amsterdam Data Tower, Science Park.
Background

•
As of December 31, 2016, there was 5.8 MW of IT Load Capacity completed in 76,501 square feet across 7 floors with available shell space of 48,393 square feet across 4 floors held for future development of 3.2 MW of IT Load Capacity. Of the 5.8 MW of IT Load Capacity delivered, the space is 50.0% leased.

•
The design of this facility is unique in that it uses a cooling system that utilizes a geotechnical thermal energy system that takes advantage of 160-meter-deep water to cool the facility, in combination with free air cooling.

Opportunity

•	The Science Park building is central to the Amsterdam Internet Exchange and is perceived as one of the top colocation assets in Amsterdam.

•	With immediate access to highly connected fiber infrastructure, the building is known as a primary connectivity hub in Europe.

•
The currently available IT Load Capacity of 3.1 MW, plus quick-to-market future development for IT Load Capacity of 3.2 MW, creates ample opportunity to support expansion of our existing customer base and to meet market demand.

•	The future expansion space can be built-out quickly within the existing building to support future demand for Turn-Key Flex and colocation customers.

•	With this acquisition, we also acquired an experienced local executive sales and operations team.

(1) IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.
(2) Leased percentage is based on delivered space in addition to future capacity (both Datacenter & Non-Tech), including pre-leasing, and will not necessarily be the same as occupancy percentages in the Occupancy Analysis.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and in Thousands	Second Quarter 2017

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	Three Months Ended
	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16

Net Income Available to Common Stockholders	$57,837	$66,145	$77,682	$187,330	$27,951
Interest	57,582	55,450	56,226	63,084	59,909
Loss from early extinguishment of debt	—	—	29	18	—
Tax expense	2,639	2,223	2,304	3,720	2,252
Depreciation & amortization	178,111	176,466	176,581	178,133	175,594
EBITDA	$296,169	$300,284	$312,822	$432,285	$265,706
Severance-related expense, equity acceleration, and legal expenses	365	869	672	2,580	1,508
Transaction and integration expenses	14,235	3,323	8,961	6,015	3,615
(Gain) loss on real estate transactions	(380)	522	195	(169,000)	—
Non-cash (gain) on lease termination (2)	—	—	(29,205)	—	—
Equity in earnings adjustment for non-core items	(3,285)	—	—	—	—
Loss on currency forwards	—	—	—	—	3,082
Other non-core expense adjustments	24	—	236	(22)	—
Non-controlling interests	920	1,025	1,065	3,247	569
Preferred stock dividends	14,505	17,393	17,393	21,530	22,424
Issuance costs associated with redeemed preferred stock	6,309	—	—	10,328	—
Adjusted EBITDA	$328,862	$323,416	$312,139	$306,963	$296,904

	Three Months Ended
Financial Ratios	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Jun-16

Total GAAP interest expense	$57,582	$55,450	$56,226	$63,084	$59,909
Capitalized interest	3,770	4,614	4,877	3,750	3,883
Change in accrued interest and other non-cash amounts	2,951	(1,631)	(11,976)	(895)	(11,313)
Cash Interest Expense (3)	$64,303	$58,433	$49,127	$65,939	$52,479

Scheduled debt principal payments	135	132	631	927	1,241
Preferred dividends	14,505	17,393	17,393	21,530	22,424
Total Fixed Charges (4)	$75,992	$77,589	$79,127	$89,291	$87,457

Coverage
Interest coverage ratio (5)	5.4x	5.4x	5.1x	4.6x	4.7x
Cash interest coverage ratio (6)	5.1x	5.5x	6.4x	4.7x	5.7x
Fixed charge coverage ratio (7)	4.3x	4.2x	3.9x	3.4x	3.4x
Cash fixed charge coverage ratio (8)	4.2x	4.3x	4.6x	3.5x	3.9x

Leverage
Debt to total enterprise value (9) (10)	24.9%	25.3%	25.7%	26.5%	25.8%
Debt plus preferred stock to total enterprise value (10)(11)	28.2%	29.6%	30.3%	31.1%	31.5%
Pre-tax income to interest expense (12)	2.4x	2.5x	2.7x	4.5x	1.9x
Net Debt to Adjusted EBITDA (13)	5.1x	4.9x	4.8x	5.1x	5.2x

(1)	For definition and discussion of EBITDA and Adjusted EBITDA, see page 47.

(2)	Q4 2016 amount included in Other revenue on the income statement.

(3)
Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.

(4)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(5)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest, excluding bridge facility fees.

(6)	Adjusted EBITDA divided by cash interest expense.

(7)	Adjusted EBITDA divided by fixed charges excluding bridge facility fees.

(8)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends.

(9)	Mortgage debt and other loans divided by market value of equity plus debt plus preferred stock.

(10)	Enterprise value defined as market value of equity plus debt plus preferred stock.

(11)	Same as (9), except numerator includes preferred stock.

(12)	Calculated as net income plus interest expense divided by GAAP interest expense.

(13)
Calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus Digital Realty's share of joint venture debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Second Quarter 2017

Funds from Operations (FFO):
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment charges, real estate related depreciation and amortization (excluding amortization of deferred financing costs), non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations:
We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) issuance costs associated with redeemed preferred stock, (v) equity in earnings adjustment for non-core items (vi) severance, equity acceleration, and legal expenses, (vii) loss on currency forwards and (viii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may not calculate core FFO in a consistent manner. Accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Constant-Currency Core Funds from Operations:
We calculate constant-currency core funds from operations by adjusting the core funds from operations for foreign currency translations.

Adjusted Funds from Operations (AFFO):
We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rent revenue, (vi) straight-line rent expense, (vii) above- and below-market rent amortization, (viii) deferred non-cash tax expense, (ix) capitalized leasing compensation, (x) recurring capital expenditures and (xi) capitalized internal leasing commissions. Other REITs may not calculate AFFO in a consistent manner. Accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:
We believe that earnings before interest, loss from early extinguishment of debt, income taxes and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, severance-related expense, equity acceleration, and legal expenses, transaction and integration expenses, (gain) on real estate transactions, loss on currency forwards, other non-core expense adjustments, noncontrolling interests, preferred stock dividends and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding severance-related expense, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, non-cash (gain) on lease termination, equity in earnings adjustment for non-core items, loss on currency forwards, other non-core expense adjustments, non- controlling interests, preferred stock dividends and issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do; accordingly, our EBITDA and Adjusted EBITDA may not be comparable to such other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Second Quarter 2017

Net Operating Income (NOI) and Cash NOI:
Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above and below market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may not calculate NOI and cash NOI in the same manner we do and, accordingly, our NOI and cash NOI may not be comparable to such other REITs’ NOI and cash NOI. Accordingly, NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.
Additional Definitions
Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.
Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.
Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended June 30, 2017, GAAP interest expense was $58 million, capitalized interest was $4 million and scheduled debt principal payments and preferred dividends was $15 million.

	Three Months Ended		Six Months Ended
Reconciliation of Net Operating Income (NOI) (in thousands)	30-Jun-17	31-Mar-17	30-Jun-17	30-Jun-16

Operating income	$130,657	$137,283	$267,940	$230,414

Fee income	(1,429)	(1,895)	(3,324)	(3,050)
Other income	(341)	(35)	(376)	(91)
Depreciation and amortization	178,111	176,466	354,577	344,610
General and administrative	37,144	33,778	70,922	62,489
Severance related expense, equity acceleration, and legal expenses	365	869	1,234	2,956
Transaction expenses	14,235	3,323	17,558	5,515
Other expenses	24	—	24	(1)

Net Operating Income	$358,766	$349,789	$708,555	$642,842

Cash Net Operating Income (Cash NOI)

Net Operating Income	$358,766	$349,789	$708,555	$642,842
Straight-line rent, net	2,206	200	2,406	(1,881)
Above- and below-market rent amortization	(1,946)	(1,973)	(3,919)	(4,263)

Cash Net Operating Income	$359,026	$348,016	$707,042	$636,698

Statement Regarding Forward- Looking Statements	Financial Supplement
Second Quarter 2017

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward looking statements include statements relating to: the merger with DuPont Fabros Technology, Inc., supply and demand for data center and colocation space, the expected settlement of our forward sales agreements, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company's FFO, core FFO, constant-currency core FFO, net income outlook and underlying assumptions, including information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue,our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, supply and demand, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2017 backlog NOI, NAV components, 2017 guidance and underlying assumptions, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	the impact of current global economic, credit and market conditions

•	current local economic conditions in our geographic markets;

•	decreases in information technology spending, including as a result of economic slowdowns or recession;

•	adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges);

•	our dependence upon significant tenants;

•	bankruptcy or insolvency of a major tenant or a significant number of smaller tenants;

•	defaults on or non-renewal of leases by tenants;

•	our failure to obtain necessary debt and equity financing;

•
risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;

•	financial market fluctuations;

•	changes in foreign currency exchange rates;

•	our inability to manage our growth effectively;

•	difficulty acquiring or operating properties in foreign jurisdictions;

•	our failure to successfully integrate and operate acquired or developed properties or businesses;

•
the suitability of our properties and data center infrastructure, delays or disruptions in connectivity, failure of our physical and information security infrastructure or services or availability of power;

•	risks related to joint venture investments, including as a result of our lack of control of such investments;

•	delays or unexpected costs in development of properties;

•	decreased rental rates, increased operating costs or increased vacancy rates;

•	increased competition or available supply of data center space;

•	our inability to successfully develop and lease new properties and development space;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	our inability to acquire off-market properties;

•	the impact of the United Kingdom’s referendum on withdrawal from the European Union on global financial markets and our business;

•	our inability to comply with the rules and regulations applicable to reporting companies;

•	our failure to maintain our status as a REIT;

•	possible adverse changes to tax laws;

•	restrictions on our ability to engage in certain business activities;

•	environmental uncertainties and risks related to natural disasters;

•	losses in excess of our insurance coverage;

•	changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and

•	changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2016, our current report on Form 8-K filed July 10, 2017 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.
Digital Realty, Telx, Digital Realty Trust, the Digital Realty logo, Turn-Key Flex and Powered Base Building are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries.
Note: Subtotals and totals may not equal the amounts reflected due to rounding.